The Redwood Review

2nd Quarter 2008

REDWOOD TRUST

TABLE OF CONTENTS

Introduction	2

Shareholder Letter	3

Quarterly Overview	4

Financial Insights	8

Financial & Investments Modules

Financial	16

- GAAP Income	16

- Taxable Income	19

- Capital & Liquidity	21

- Dividends	23

Mark-to-Market Adjustments	24

Residential Real Estate Securities	28

Commercial Real Estate Securities	40

Investments in Sequoia	43

Investments in Acacia	47

Appendix

Accounting Discussion	52

Glossary	55

Financial Tables	62

THE REDWOOD REVIEW 2ND QUARTER 2008   1

INTRODUCTION

Note to Readers:

We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings and our earnings press releases provide information about our financial results in accordance with generally accepted accounting principles (GAAP). We urge you to review these documents which are available through our web site, www.redwoodtrust.com.

This document, called the Redwood Review, provides supplemental information about Redwood through a discussion of many GAAP as well as non-GAAP metrics, such as taxable income and economic book value. We believe that these figures provide additional insight into Redwood’s business and future prospects. In each case in which we discuss a non-GAAP metric, you will find an explanation of how it has been calculated and why we think the figure is important, and a reconciliation between the GAAP and non-GAAP figures. We hope you find the Redwood Review to be helpful to your understanding of our business.

The form and content of the Redwood Review will likely continue to change over time. We welcome your input and suggestions.

Selected Financial Highlights

Quarter:Year	GAAP Income per Share	Total Taxable Earnings per Share	Adjusted Return on Equity	GAAP Book Value per Share	Core Book Value per Share	Total Dividends per Share
Q206	$1.20	$1.91	14%	$39.13	$35.58	$0.70
Q306	$1.22	$1.96	14%	$40.02	$36.38	$0.70
Q406	$1.32	$1.45	15%	$37.51	$34.02	$3.70
Q107	$0.66	$1.48	8%	$34.06	$34.29	$0.75
Q207	$0.41	$1.66	5%	$31.50	$34.40	$0.75
Q307	$(2.18)	$1.74	(26%)	$5.32	$31.58	$0.75
Q407*	$(36.49)	$0.91	(610%)	$23.18	$26.24	$2.75
Q108	$(5.28)	$0.79	(83%)	$17.89	$20.74	$0.75
Q208	$(1.40)	$0.11	(28%)	$17.00	$19.05	$0.75

* The book values per share are after giving retroactive effect to the adoption of FAS 159 on January 1, 2008.
Without giving retroactive effect to FAS 159, the GAAP book value per share and core book value per share were a negative $22.18 and a negative $4.46, respectively.

CAUTIONARY STATEMENT: This Redwood Review contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; legislative and regulatory actions affecting the mortgage industry; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This Redwood Review may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

2   THE REDWOOD REVIEW 2ND QUARTER 2008

SHAREHOLDER LETTER

Dear Fellow Shareholders:

Our job as management is to understand and address what is truly happening in order to make better decisions for Redwood shareholders. When communicating with shareholders, we do our best to pass on the unvarnished truth as we see it. We don’t sugar-coat and we don’t spin. We try not to err too far on the other side either, which could cause unwarranted pessimism or despair. Getting these communications right is a tricky business, especially in these times.

So here is the summary: In the short-term, we are suffering some credit damage but overall we are in good financial shape. Because of external events, however, we are not currently able to make much near-term progress towards our long-term goals. Nevertheless, as markets move into the correction phase of the credit cycle, we believe the longer-term prospects for Redwood have improved. We are looking forward to, over time, turning those improved prospects into growth for the company and improved levels of earnings and dividends for shareholders.

Triage and emergency interventions continue for the economy and for the real estate and finance markets. We believe markets are still largely in the denial stage, although the first signs of capitulation are beginning to appear. Unfortunately, the housing market downturn has a long way to go before it hits bottom. The commercial real estate markets are far behind, but are moving in the same direction.

Redwood is in the business of pricing and taking credit risk. We expect to take credit losses, and we price in large losses when we make acquisitions. It is important to note that our business model limits our exposure to credit loss events because our exposure is capped at the amount we have invested in credit-enhancement securities, which is usually a tiny fraction of the loan amount. This differs significantly from the degree of credit exposure to loans that portfolio lenders and insurance providers typically assume.

For most of our underperforming residential assets, we have written down our remaining GAAP exposure to a few cents on the dollar. There is not much more to write off for these assets. The bulk of our remaining assets should produce reasonable economic returns. Over 87% of the value of our residential real estate assets is in securities backed by loans that were originated before or during 2004 or is in securities that were acquired in 2008 or the fourth quarter of 2007 at low prices with extreme caution in mind. All of our commercial real estate assets are backed by loans originated in 2006 or earlier.

There will again be a healthy growing demand for credit enhancement of residential jumbo and commercial real estate loans. The banks, Fannie Mae, Freddie Mac, and the government are not able to provide all the capital required to finance U.S. residential and commercial real estate. There is a role for the private sector, and Redwood will continue to be a major player in that sector.

Redwood has the freedom and capital to shape its own destiny. We have a strong balance sheet, ample liquidity, good cash flows, and virtually no exposure to short-term debt or to the liquidity issues that have plagued other market participants. Redwood is weathering this crisis and will continue to be a strong player in the real estate finance markets.

At this challenging time, we particularly appreciate your continued support.

Sincerely,

George E. Bull, III	Douglas B. Hansen
Chairman and CEO	President

THE REDWOOD REVIEW 2ND QUARTER 2008   3

QUARTERLY OVERVIEW

Second Quarter 2008

During the second quarter, the challenges facing the mortgage industry grew larger and more complex. The same incendiaries — rising credit costs, falling home prices, contracting credit availability, deteriorating balance sheet strength, and escalating rating agency downgrades — are still front and center. As a consequence, fear and uncertainty continue to inhibit the normal functioning of the mortgage capital markets.

Capable folks in the public and private sectors are dedicated to developing wide-ranging solutions; unfortunately, there are no quick fixes. It seems to us that borrowers and financial institutions will endure significantly more pain before the storm passes.

Considering market headwinds, our accomplishments, and our disappointments, we would categorize our performance for the second quarter as “mixed”. On the one hand, we invested $152 million of our excess capital in what we believe are safe and attractive assets, we generated $52 million of cash flow in excess of our operating and interest costs, and we continued to expand our asset management business. Furthermore, we maintained our strong balance sheet. At June 30, 2008, we had $148 million of unrestricted cash, of which $132 million was capital in excess of our operating requirements. On the other hand, we are humbled by continued increases in our future loss assumptions for residential credit costs, particularly for the 2006 and 2007 vintages. Additionally, we have materially reduced our future cash flow expectations from our Acacia equity investments due to a barrage of rating agency downgrades of Acacia assets in June and July of 2008 that were more severe and more rapid than our expectations. During the second quarter, the cash flow we received from our Acacia equity investments was $5 million, but we now expect this cash flow to diminish rapidly over the next few quarters. This topic is discussed in more detail in the Investments in Acacia module.

We continue to actively, yet patiently, pursue residential credit investments. Credit investment opportunities that we find attractive, however, remain scarce. New residential non-agency securitization activity is effectively shut down, and secondary trading of existing securities remains light. Additionally, our progress in completing other forms of credit risk transfers with large financial institutions has been impeded by the slow, deliberate pace of their balance sheet restructuring and capital reallocation process. As a result, we only invested $3 million in residential credit enhancement securities (CES) during the quarter.

Our investing activity at Redwood during the quarter was limited almost entirely to residential investment grade securities (IGS), securities that provide a greater certainty of the range of expected cash flows. We invested $147 million in residential IGS, $64 million of which was rated AAA and AA and backed by prime mortgage collateral and $62 million of which was AAA-rated and backed by non-prime mortgage collateral. We also acquired $21 million of A and BBB-rated securities backed by prime mortgage collateral from 2003 and 2004. The majority (72%) of our acquisitions of IGS consisted of securities backed by 2005 and earlier mortgage collateral. The weighted average purchase price for our acquisitions was 75% of face value. The base case yields range from 12% to 16%. Although we can provide no assurance as to the future credit performance of these securities, we currently do not expect to incur any material principal credit losses on these newly acquired IGS. We acquired these securities with safety in mind. We take comfort in the fact that our recent non-prime IGS investments had on average over 30 points of credit enhancement. This means for example, that the underlying loan pools could withstand a 50% default rate and a 40% loss severity and we would still have 10 points of credit protection remaining.

4   THE REDWOOD REVIEW 2ND QUARTER 2008

QUARTERLY OVERVIEW

Second Quarter 2008 (continued)

We did not make any new commercial or collateralized debt obligation (CDO) investments at Redwood during the quarter. We acquired $2 million of previously issued Sequoia ABS.

The Opportunity Fund (the Fund) closed at the end of the first quarter with $96 million of commitments ($46 million from third-party investors and $50 million from Redwood). The offer and sale of interests in this private fund were not registered under the federal securities laws. The fund was formed to capitalize on dislocations in the non-prime residential mortgage-backed securities (RMBS) and CDO markets. As of June 30, 2008, the Fund had invested $82 million, mainly in seasoned residential non-prime IGS and CDOs. It is managed by Redwood Asset Management, one of our taxable subsidiaries. The expansion of our asset management business is an important part of our long-term business strategy.

Rising credit costs remain our biggest challenge. We believe we established adequate credit reserves for GAAP purposes of $976 million, or $29.41 per share, at the end of the quarter. We are not, however, allowed to establish reserves for tax purposes. Our realized credit loss deductions for tax purposes were $30 million in the second quarter, up from $14 million in the prior quarter. We expect credit losses will increase in subsequent quarters, perhaps not peaking until 2009 or 2010. A portion of these losses may be recoverable from third parties and our loss mitigation team is focused on recovering losses where appropriate.

The commercial real estate market is facing economic headwinds with a slowing economy, resulting in rising vacancies across property types. In general, we expect conditions to worsen. We have not purchased and do not own commercial assets that have underlying loans originated in 2007 or 2008. So far, our seasoned portfolio continues to perform generally within our expectations. We believe there will be attractive opportunities to expand our commercial business in the future.

Our reported GAAP loss for the second quarter of 2008 was $46 million (negative $1.40 per share). This loss includes $60 million (negative $1.84 per share) of net negative market valuation adjustments. Please note that we no longer highlight core earnings as recent accounting changes incorporating mark-to-market values have rendered current results under that calculation that are not consistent across asset classes nor are comparable to prior core earnings results, and thus core earnings are no longer particularly useful in our view.

Estimated taxable earnings for this quarter were $4 million ($0.11 per share). These taxable earnings included $30 million (negative $0.92 per share) of taxable income deductions related to credit losses.

Our economic, or total rate of return, earnings during the second quarter were a loss of $0.57 per share. This non-GAAP measure represents the change in our economic book value per share during the quarter after giving effect to the payment of dividends for the quarter. We caution that economic earnings are heavily influenced by short-term movements in market prices.

THE REDWOOD REVIEW 2ND QUARTER 2008   5

QUARTERLY OVERVIEW

Second Quarter 2008 (continued)

Our GAAP book value at June 30, 2008 was $17.00 per share. Our quarter-end estimate of our economic book value was $16.72 per share. Economic book value is calculated using bid-side or exit price marks. This value approximates liquidation value and in our opinion does not reflect the cost, or offered-side values, we would have to pay to replace our assets. Based on our estimate of the future loss-adjusted cash flows underlying our calculation of economic book value at June 30, 2008, the overall projected cash flow yield for our $624 million market value of financial assets was 21% (including $147 million of cash yielding 2%) and 26% (excluding cash). The implied yield for our $81 million market value of financial liabilities was 14%.

Details and caveats regarding the use and determination of these calculations, and the reconciliation of non-GAAP measures to GAAP, are found later in this Review.

We expect that GAAP earnings will remain volatile. Early into the third quarter, prices for many real estate securities have continued to trend down. It is still too early to project whether this trend will continue throughout the quarter. We will likely continue to encounter mark-to-market (MTM) volatility from our consolidation of the Acacia entities due to the technical valuation methodologies required under FAS 159. In addition, we may recognize additional GAAP impairment losses on residential, commercial, and CDO securities held at Redwood. Negative MTM balance sheet write-downs that have not yet been realized through the income statement totaled $53 million at June 30, 2008.

During the second quarter, we raised $14 million through equity issuance under our direct stock purchase and dividend reinvestment plan. We ended the second quarter with reported capital of $714 million, including excess capital of $132 million available to make new investments. Our reported capital base consists of $564 million of common equity and $150 million of subordinated debt due in 2037. The calculation of our excess capital is discussed in the Capital and Liquidity module that follows later in this Review.

Our current capital deployment plan is fluid and may include acquiring or selling assets as well as issuing or repurchasing equity shares. Our actions will depend on:

▶	The level and attractiveness of new investment opportunities;

▶	Our ability to raise capital at a price that is accretive to earnings;

▶	The relative attractiveness of investing in Redwood’s assets through the repurchase of shares; and

▶	The amount of cash we believe we should hold in reserve to take advantage of potential extraordinary investment opportunities that may appear in the future.

As these considerations are in some respects competing, and as market conditions remain unclear and volatile, it is difficult to indicate in advance what actions we will likely take. We are keeping our options open. We have not made any asset acquisitions nor have we repurchased stock this quarter through August 5, 2008.

You can take comfort in the fact that we are also shareholders and we take capital decisions personally. Suffice it to say, we will maintain an appropriate amount of liquidity, we will raise capital only if it is accretive to earnings, and we are prepared to buy back shares if we determine that is our best investment opportunity. To remind shareholders, from 1997 through 1999, we repurchased over 40% of the outstanding shares of Redwood.

6   THE REDWOOD REVIEW 2ND QUARTER 2008

QUARTERLY OVERVIEW

Second Quarter 2008 (continued)

We expect that REIT taxable income will continue to be pressured by the realization of credit losses through 2009 and into 2010. Actual REIT taxable income will depend on the timing of the credit losses and the level of taxable income generated by our new and existing investments. On a quarterly basis, we expect taxable income generation will be volatile.

As a REIT, our minimum dividend distribution requirements are determined by our REIT taxable income. Currently, our estimate is that the REIT taxable income generated in 2008, together with the undistributed REIT taxable income carried over from 2007, could fall somewhat short of full-year distributions at our regular dividend rate. We caution that the timing of credit losses can be difficult to project in the current environment and that our estimates of taxable income could change.

In early August 2008, our Board of Directors reaffirmed its intention to maintain the regular quarterly dividend rate of $0.75 per share for both the third and fourth quarters of 2008. We do not expect to pay a special dividend for 2008. Further, we expect that the amount of undistributed taxable income carried over into 2009, if any, will be minimal. The Board plans to discuss dividend policy for 2009 at its regularly scheduled November board meeting.

Martin S. Hughes	Brett D. Nicholas
Chief Financial Officer	Chief Investment Officer
Co-Chief Operating Officer	Co-Chief Operating Officer

THE REDWOOD REVIEW 2ND QUARTER 2008   7

FINANCIAL INSIGHTS

Components of Book Value

▶
The following supplemental non-GAAP balance sheet presents our assets and liabilities as calculated under GAAP and as adjusted to reflect our estimate of economic value. We show our investments in the Opportunity Fund and the Sequoia and Acacia securitization entities in separate line items, similar to the equity method of accounting, reflecting the reality that the underlying assets and liabilities owned by these entities are legally not ours. We own only the securities or interests that we have acquired or retained from these entities.

▶
This table, except for our estimates of economic value, is derived from the consolidating balance sheet presented on page 10. Our estimate of economic value of $16.72 is calculated using the bid-side asset marks as required to determine fair value under GAAP. This method of calculating economic value more closely relates to liquidation value and does not represent the higher amount we would have to pay at the offered-side to replace our existing assets.

Components of Book Value
June 30, 2008
($ in millions, except per share data)

	As Reported	Adj.		Management's Estimate of Economic Value
Real estate securities at Redwood
Residential	$247			$247
Commercial	91			91
CDO	15			15
Total real estate securities at Redwood	353			353

Cash and cash equivalents	148			148
Investments in Opportunity Fund	47			47
Investments in Sequoia	140	(65)	(a)	75
Investments in Acacia	41	(22)	(b)	19
Other assets/liabilities, net (d)	(15)			(15)
Long-term debt - Redwood	(150)	78	(c)	(72)
Stockholders' equity	$564			$555

Book value per share	$17.00			$16.72

(a)
Our actual Sequoia investments consist of CES, IGS, and IOs acquired by Redwood from the Sequoia entities. We calculated the $75 million estimate of economic value for these securities using the same valuation process that we followed to fair value all other real estate securities. In contrast, the $140 million of GAAP carrying value of these investments represents the difference between residential real estate loans owned by the Sequoia entities and the asset-backed securities (ABS) issued by those entities to third party investors. We account for these loans and ABS issued at cost, not at fair value.

(b)
Our actual Acacia investments consist of equity interests, and to a lesser extent ABS issued, that we acquired from the Acacia entities. The $19 million estimate of economic value of our investment interests in the Acacia entities represents the value of the ABS acquired or retained using bid-side marks from third parties, plus the net present value of projected cash flows from our Acacia management fees discounted at 45%. We valued our equity interests at the amount of cash we received in July and expect to receive in August and September 2008. We are not valuing any future cash flows from equity distributions beyond the third quarter. The difference between the GAAP and economic values is discussed in detail in the Investments in Acacia section in this Review.

(c)
We issued $150 million of 30-year long-term debt at Redwood at an interest rate of LIBOR plus 225 basis points. Under GAAP, these notes are carried at cost. Economic value is difficult to estimate with precision as the market for the notes is currently inactive. We estimated the $72 million economic value using the same valuation process used to fair value our other financial assets and liabilities. Estimated economic value is $78 million lower than our GAAP carrying value because given the significant overall contraction in credit availability and re-pricing of credit risk, if we had issued this long-term debt at Redwood at June 30, 2008, investors would have required a substantially higher interest rate.

(d)
Other assets/liabilities, net are comprised of real estate loans of $4 million, restricted cash of $2 million, $8 million of deferred taxes, $5 million of accrued interest, and other assets of $11 million, less Redwood debt of $9 million, accruals of $8 million, dividends payable of $25 million, and other liabilities of $3 million.

8   THE REDWOOD REVIEW 2ND QUARTER 2008

FINANCIAL INSIGHTS

Components of Book Value (continued)

▶
The following table highlights the components of the overall change in economic book value per share that occurred during the quarter. It is intended to highlight the performance of our different investment categories and show other sources and uses of cash that impacted economic value. Our investment performance, expressed below as the change in the economic value of investments, gives effect to MTM adjustments, new investments, and principal and interest collected. As an example, the $30 million decline in economic value of our Acacia investments from $49 million at March 31, 2008 to $19 million at June 30, 2008, was partially offset by our receipt of $5 million in cash from our Acacia investments. Therefore, the net decrease in the economic value of our investments in Acacia during the quarter was $25 million ($0.75 per share).

▶
The changes in the components of economic book value per share is a non-GAAP measure. Management’s estimate of economic value at March 31, 2008 is reconciled to GAAP on Table 18 in the Financial Tables section. Management’s estimate of economic value at June 30, 2008 is reconciled to GAAP on the previous page.

Changes in the Components of Economic Value Per Share
Three Months Ended June 30, 2008
(in $ per share)

Management's estimate of economic value at 3/31/08	$18.04

Change in economic value of investments
Real estate securities at Redwood	0.30
Investments in Opportunity Fund	0.09
Investments in Sequoia	-
Investments in Acacia	(0.75)
Total change in economic value of investments	(0.36)

Operating and interest expenses	(0.36)
Dividends	(0.75)
Equity issuance	0.15
Total changes to economic value	(1.32)

Management's estimate of economic value at 6/30/08	$16.72

▶
To us, the most important take-away from this presentation is that our investments in real estate securities held at Redwood and our investment in the Opportunity Fund showed a positive increase in economic value despite the extremely difficult market conditions, and that the primary drag on our overall investment performance during the second quarter was our investments in Acacia, which were significantly impacted by rating agency downgrades occurring late in the quarter at a rate that exceeded our expectations. Downgrades cut off cash flows to our Acacia equity interests. At June 30, 2008, our investments in Acacia represent less than 4% of our invested capital.

THE REDWOOD REVIEW 2ND QUARTER 2008   9

FINANCIAL INSIGHTS

Consolidating Balance Sheet

▶
GAAP requires us to consolidate all of the assets and liabilities of the Sequoia and Acacia securitization entities (which had a combined $7.5 billion of assets and $7.3 billion of liabilities at June 30, 2008) even though the assets are owned by the securitization entities and the liabilities are obligations of the securitization entities payable only from the cash flows generated by the assets owned by the entities. Additionally, we are required to consolidate all of the assets and liabilities of the Opportunity Fund. Redwood owns the general partnership interest in the Opportunity Fund and just over half of the limited partnership interests.

▶
The table below shows the consolidating components of our consolidated balance sheet at June 30, 2008. The purpose of this presentation is to show the effect each of the components had on our consolidated shareholders’ equity at June 30, 2008. The Opportunity Fund, Sequoia, and Acacia components represent investments and are not separate business segments.

Consolidating Balance Sheet
June 30, 2008
($ in millions)

	Redwood	Opportunity Fund	Sequoia	Acacia	Intercompany	Redwood Consolidated

Real estate loans	$4	$-	$6,354	$19	$-	$6,377
Real estate securities	353	66	-	906	(84)	1,241
Other investments	-	-	-	79	-	79
Cash and cash equivalents	148	-	-	-	-	148
Total earning assets	505	66	6,354	1,004	(84)	7,845

Investment in Opportunity Fund	47	-	-	-	(47)	-
Investment in Sequoia	140	-	-	-	(140)	-
Investment in Acacia	41	-	-	-	(41)	-
Other assets	26	29	60	86	-	201
Total assets	$759	$95	$6,414	$1,090	$(312)	$8,046

Short-term debt - Redwood	$9	$-	$-	$-	$-	$9
Asset-backed securities issued - Sequoia	-	-	6,259	-	(84)	6,175
Asset-backed securities issued - Acacia	-	-	-	935	-	935
Other liabilities	36	1	15	114	-	166
Long-term debt - Redwood	150	-	-	-	-	150
Total Liabilities	195	1	6,274	1,049	(84)	7,435

Minority Interest in Opportunity Fund	-	47	-	-	-	47

Total Stockholders’ Equity	564	47	140	41	(228)	564
Total liabilities and stockholders’ equity	$759	$95	$6,414	$1,090	$(312)	$8,046

10   THE REDWOOD REVIEW 2ND QUARTER 2008

FINANCIAL INSIGHTS

Real Estate Securities at Redwood

▶
This quarter we reclassified our residential securities portfolio into prime and non-prime categories. The non-prime portfolio includes securities backed by alt-a and subprime loans and all option adjustable-rate mortgages (ARMs). As a result of establishing these new categories, we reclassified $4 million of option ARMs from prime to non-prime.

▶
The table below provides a breakout of our real estate securities portfolio by residential, commercial, and CDO by vintage. The residential and commercial securities are further detailed by rating in separate modules later in this Review.

Real Estate Securities at Redwood
June 30, 2008
($ in millions)

	<= 2004	2005	2006	2007	2008	Total
Residential
Prime
IGS	$43	$27	$21	$4	$7	$102
CES	56	12	4	6	1	79
Non-prime
IGS	-	29	13	16	-	58
CES	3	2	1	2	-	8
Total Residential	102	70	39	28	8	247

Commercial CES	15	18	45	13	-	91
CDO IGS	8	6	-	1	-	15
Market value	$125	$94	$84	$42	$8	$353

▶	Of the total $353 million of capital invested in real estate securities at June 30, 2008, $211 million has been invested since the beginning of the fourth quarter of 2007.

▶	Total real estate securities at Redwood increased during the second quarter by 51% to $353 million at June 30, 2008. The table below presents our activity during the second quarter.

Real Estate Securities at Redwood
Three Months Ended June 30, 2008
($ in millions)

Market value at March 31, 2008	$234
Acquisitions
Residential IGS
Prime	85
Non-prime	62
Total Residential IGS	147

Residential Prime CES	3
Principal payments	(22)
Discount amortization	5
Changes in fair value, net	(14)
Market value at June 30, 2008	$353

THE REDWOOD REVIEW 2ND QUARTER 2008   11

FINANCIAL INSIGHTS

Real Estate Securities at Redwood (continued)

▶
During the second quarter, Redwood’s primary investment focus (exclusive of the Opportunity Fund) was the acquisition of residential IGS. With the securitization market effectively shut down, we invested a substantial amount of our excess capital in seasoned securities that are higher up in the capital structure and where the range of expected cash flows is more certain. We acquired $147 million of IGS out of total acquisitions of $152 million. We acquired $85 million of IGS securities backed by prime mortgage loans and $62 million backed by non-prime mortgage loans. The table below shows the detail by rating and vintage for our prime and non-prime residential IGS acquisitions during the second quarter.

Residential IGS Acquisitions
at Redwood by Type, Rating & Vintage
Three Months Ended June 30, 2008
($ in millions)

	<=2004	2005	2006	2007	2008	Total
Prime IGS
AAA	$-	$4	$14	$-	$-	$18
AA	19	22	-	5	-	46
A	15	-	-	-	-	15
BBB	6	-	-	-	-	6
Total Prime IGS	40	26	14	5	-	85

Non-prime IGS
AAA	-	34	14	14	-	62
Total acquisitions	$40	$60	$28	$19	$-	$147

▶
Although for illustrative purposes we show the credit ratings for our investments made during the quarter, we emphasize that we do not rely on credit ratings as part of our investment decision process. Our acquisition decisions are based on the strength of the underlying collateral cash flows and the level of subordination to protect against projected credit losses. Of the $62 million of non-prime acquisitions, $48 million were backed by option ARMs and $14 million were backed by subprime loans. The option ARM IGS we acquired have a weighted average credit support of 29 points and were acquired at 73% of face value. The subprime IGS we acquired have a weighted average credit support of 41 points and were acquired at 83% of face value.

▶	The percentage of IGS in our securities portfolio increased to 50% at June 30, 2008 from 18% at the end of the first quarter.

12   THE REDWOOD REVIEW 2ND QUARTER 2008

FINANCIAL INSIGHTS

Real Estate Securities at Redwood (continued)

▶
For GAAP balance sheet purposes, we are required to determine the carrying value of our real estate securities using prices that we can support as an “exit” or bid-side price. Bid/offer spreads remain wide for many of these securities and, consequently, we reduced the carrying value of our second quarter acquisitions by $12 million below our cost at June 30, 2008.

▶
The following table presents the components of GAAP carrying value (which equals fair value determined in accordance with GAAP) for residential and commercial CES at Redwood. The carrying values as a percentage of face value are all equal to or less than 20%, with our non-prime CES carried at 3% of face value. In total, the carrying value of our CES as a percentage of face value is 15%.

Credit Enhancement Securities at Redwood
June 30, 2008
($ in millions)

	Residential
	Prime	Non-Prime	Commercial
Current face	$390	$319	$518
Unamortized discount, net	(49)	(17)	(33)
Discount designated as credit reserve	(252)	(297)	(384)
Amortized cost	89	5	101

Unrealized gains	9	4	3
Unrealized losses	(19)	(1)	(13)
Total carrying value	$79	$8	$91

Carrying value as a percentage of face	20%	3%	18%

▶
We acquire CES at a significant discount to principal value as credit losses could reduce or eliminate the principal value of these bonds. Our return on these investments is based on how much principal and interest we receive and how quickly we receive it. Typically we assume that most or all of the principal will be written off due to credit losses, so the timing of credit losses is more of a factor than the amount of credit losses when looking at downside scenarios. In an ideal environment, we would experience fast prepayments and low credit losses allowing us to recover a substantial part of the discount as income. Conversely, in the least beneficial environment, we would experience slow prepayments and high credit losses.

▶
We provide additional discussion and analysis regarding the adequacy of our credit reserves and the potential earnings upside from an increase in prepayments in the residential and commercial real estate securities modules that follow.

THE REDWOOD REVIEW 2ND QUARTER 2008   13

FINANCIAL INSIGHTS

Cash Flow

▶
As a supplement to our Consolidated Statement of Cash Flows included in our Quarterly Report on Form 10-Q, we have included the table below that summarizes the sources and uses of our cash during the second quarter. This table excludes the gross cash flows generated by our Sequoia and Acacia securitization entities and the Opportunity Fund (cash flows that are not available to Redwood), but does include the cash flows paid to Redwood as a result of our investments in these entities.

▶
In the second quarter, our investments generated cash from principal and interest of $65 million, compared to $70 million in the first quarter. We also received $1 million of asset management fees in the second quarter. The net investment cash flow, after deducting long and short-term Redwood debt interest expense of $2 million and cash operating expenses of $12 million, was $52 million, compared to $54 million in the first quarter.

Redwood
Sources and Uses of Cash
Three Months Ended June 30, 2008
($ in millions)

Sources:
Cash from investments	$65
Equity raised	14
Management fees	1
Short-term borrowings	7
Changes in working capital	5
Total Sources	92

Uses:
Acquisitions	(152)
Additional investment in Opportunity Fund	(10)
Dividends paid	(25)
Operating expenses paid	(12)
Interest expense	(2)
Total Uses	(201)

Net uses of cash	$(109)
Beginning cash balance at 3/31/08	$257
Ending cash balance at 6/30/08	$148

▶
The primary reason for the decline in net investment cash flow was lower interest income resulting from slower prepayments and the decline in short-term interest rates during recent quarters, which has lowered the coupon rates we earn on adjustable-rate assets.

14   THE REDWOOD REVIEW 2ND QUARTER 2008

FINANCIAL INSIGHTS

Cash Flow (continued)

▶
The $65 million of cash flow from our investments included $40 million of coupon interest and $25 million of principal. We caution readers that given the nature of our investments (deep discount credit-sensitive securities, IGS at discounts, IOs, equity investments in Acacia, and other types) it is difficult to draw conclusions in any one period about what portion of our cash flow represents “income” and what is a “return of capital.” It is only at the end of an asset’s life that we can accurately determine what portion of the cumulative cash received (whether principal or interest) was truly income and what was a return of capital.

▶	The following table provides information regarding the investment source and vintage of our cash flow.

Cash Flow by Vintage
Three Months Ended June 30, 2008
($ in millions)

	<=2004	2005	2006	2007	2008	Total
Redwood	$17	$10	$6	$5	$1	$39
Opportunity Fund	1	1	-	-	-	2
Sequoia	14	1	-	4	-	19
Acacia	2	2	1	-	-	5
Total	$34	$14	$7	$9	$1	$65

▶
We note that credit losses on securities have no immediate impact on our cash flow at the time a loss is realized, although they will result in a reduction in the principal balance of the security. Cash flow receipts will therefore be reduced in future periods since interest payments will be based on a reduced principal balance. Also the upside potential to recover the full purchase discount from face value is reduced by the amount of the loss.

▶
We caution that the amount of cash flow from existing investments could be volatile from quarter to quarter depending on prepayment patterns, changes in interest rates, and the level of credit losses. Overall, we expect cash flow from existing investments to trend lower over time. Future cash flows could increase should our new investment activity be successful.

THE REDWOOD REVIEW 2ND QUARTER 2008   15

GAAP INCOME

Summary

What is this?

GAAP income is income calculated under generally accepted accounting principles in the United States.

Quarterly Update

▶	The table below provides a summary of our GAAP (loss) income for the second quarter of 2008, the first quarter of 2008, and the second quarter of 2007.

GAAP Income
Three Months Ended
($ in millions, except per share data)

	6/30/08	3/31/08	6/30/07
Interest income	$127	$169	$220
Management fees	1	2	1
Interest expense	(99)	(130)	(167)
Net interest income before market valuation adjustments	29	41	54

Market valuation adjustments, net	(60)	(194)	(29)
Net interest (loss) income	(31)	(153)	25

Operating expenses	(15)	(17)	(13)
Realized gains (losses) on sales	3	-	1
Realized gains on calls	-	-	1
Minority interest allocation	(2)	-	-
Provision for income taxes	(1)	(2)	(3)
GAAP (loss) income	$(46)	$(172)	$11

GAAP (loss) income per share	$(1.40)	$(5.28)	$0.41

▶
Our reported GAAP loss for the second quarter of 2008 was $46 million ($1.40 per share) compared to a GAAP loss of $172 million ($5.28 per share) for the first quarter of 2008. The improvement in the second quarter was primarily a result of substantially lower negative market valuation adjustments (MVA).

▶
Net interest income before MVA in the second quarter totaled $29 million, a $12 million decrease from the first quarter. More detailed information on the components of the changes in our net interest income is found below.

▶
MVA in the second quarter was a negative $60 million, a significant difference from negative MVA of $194 million in the first quarter. MVA at Redwood totaled $31 million, MVA at Acacia totaled $28 million, and MVA at Sequoia were $1 million. MVA are discussed in more detail in the Mark-to-Market module later in the Review.

▶	Total operating expenses decreased by $2 million to $15 million from the prior quarter, primarily due to lower variable compensation accruals and a lower headcount in the second quarter.

▶
We had previously planned to distribute 90% of our REIT taxable income for 2007 as dividends. As a result of the Board’s decision in August 2008 to distribute the remaining 10% as a dividend and to distribute 100% of our 2008 REIT taxable income as dividends, rather than 90%, we expect to record a $9 million reduction in our tax provision during the third quarter.

16   THE REDWOOD REVIEW 2ND QUARTER 2008

GAAP INCOME

Quarterly Update (continued)
▶	The following tables detail the components of our consolidated income statements for the second quarter and first quarters of 2008.

Consolidating Income Statement
Three Months Ended June 30, 2008
($ in millions)

	Redwood	Opportunity Fund	Sequoia	Acacia	Intercompany Adjustments	Redwood Consolidated
Interest income	$20	$1	$72	$40	$(2)	$131
Net discount (premium) amortization	5	1	(10)	-	-	(4)
Total interest income	25	2	62	40	(2)	127

Management fees	1	-	-	-	-	1
Interest expense	(2)	-	(67)	(32)	2	(99)
Net interest income (loss) before market valuation adjustments	24	2	(5)	8	-	29

Market valuation adjustments, net	(31)	-	(1)	(28)	-	(60)
Net interest (loss) income	(7)	2	(6)	(20)	-	(31)

Operating expenses	(15)	-	-	-	-	(15)
Realized gains on sales and calls, net	1	2	-	-	-	3
Income from Opportunity Fund	2	-	-	-	(2)	-
Loss from Sequoia	(6)	-	-	-	6	-
Loss from Acacia	(20)	-	-	-	20	-
Minority interest allocation	-	(2)	-	-	-	(2)
Provision for income taxes	(1)	-	-	-	-	(1)
Net (loss) income	$(46)	$2	$(6)	$(20)	$24	$(46)

Consolidating Income Statement
Three Months Ended March 31, 2008
($ in millions)

	Redwood	Opportunity Fund	Sequoia	Acacia	Intercompany Adjustments	Redwood Consolidated
Interest income	$23	$1	$94	$48	$(2)	$164
Net discount (premium) amortization	11	1	(7)	-	-	5
Total interest income	34	2	87	48	(2)	169

Management fees	2	-	-	-	-	2
Interest expense	(3)	-	(83)	(46)	2	(130)
Net interest income before market valuation adjustments	33	2	4	2	-	41

Market valuation adjustments, net	(167)	-	-	(27)	-	(194)
Net interest (loss) income	(134)	2	4	(25)	-	(153)

Operating expenses	(17)	-	-	-	-	(17)
Income from Opportunity Fund	2	-	-	-	(2)	-
Income from Sequoia	4	-	-	-	(4)	-
Loss from Acacia	(25)	-	-	-	25	-
Provision for income taxes	(2)	-	-	-	-	(2)
Net (loss) income	$(172)	$2	$4	$(25)	$19	$(172)

THE REDWOOD REVIEW 2ND QUARTER 2008   17

GAAP INCOME

Quarterly Update (continued)

▶
At Redwood, net interest income before MVA declined by $9 million to $24 million in the second quarter from the prior quarter. This decline was due to higher credit losses, slower prepayments, and lower interest income as 69% of our investments are tied to short-term interest rates. For securities held at Redwood, the second quarter annualized interest income over our average amortized cost was 25.99%.

▶
At Sequoia, net interest income before MVA declined by $9 million to negative $5 million in the second quarter from the prior quarter. Of this decline, $2 million was due to higher credit loss provisions, $4 million was due to lower interest rates, and $3 million was due to higher loan premium amortization which, for a portion of our loans accelerates when short-term LIBOR declines. Given the recent relative stabilization in short term LIBOR, we expect loan premium amortization to decline by approximately $3 million in the third quarter from the second quarter level, although actual prepayments may affect this estimate.

For the second quarter, Sequoia loan premium amortization and loan loss provisions totaled $20 million. These are non-cash charges. The cash flows paid to Redwood from our investments in Sequoia entities were $19 million for the second quarter.

▶
At Acacia, net interest income before MVA increased by $6 million to $8 million in the second quarter. This increase was primarily due to interest rate declines on Acacia liabilities, which are all adjustable rate, versus less significant interest rate declines on assets, which are 42% adjustable rate and 58% fixed rate. The decrease in interest expense was largely offset by market valuation adjustments on Acacia ABS and hedging derivatives, which are included in MVA.

During the second quarter, Redwood received $5 million of cash distributions from our Acacia equity investments. We expect these distributions to diminish rapidly over the next few quarters. Earnings from Acacia should also decline. Six of our Acacia equity investments have stopped receiving cash distributions due to rating agency downgrades of securities held by the Acacia entities. This has materially affected the yield we expect to earn on these investments in the future.

18   THE REDWOOD REVIEW 2ND QUARTER 2008

TAXABLE INCOME

Summary

What is this?

Total taxable income is our pre-tax income as calculated for tax purposes. Total taxable income differs materially from GAAP income. Table 3 in the Appendix reconciles these two profitability measures.

REIT taxable income is the primary determinant of the minimum amount of dividends we must distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, excluding taxable income earned at our non-REIT taxable subsidiaries. Over time, we must distribute at least 90% of our REIT taxable income as dividends.

For our quarterly taxable earnings estimates, we project our taxable earnings for the year based upon various assumptions of events that will occur during the year. However, some of the events that could have significant impact on our taxable earnings are difficult to project, including the amount and timing of credit losses, prepayments, and employee stock option exercises. Thus, our quarterly taxable earnings are likely to remain volatile.

Quarterly Update

▶	Total taxable income for the second quarter of 2008 was $4 million, or $0.11 per share. REIT taxable income was $4 million, or $0.13 per share, in the second quarter of 2008.

▶	The charts below provide a summary of our total taxable income per share and REIT taxable income per share for each for the nine most recently completed fiscal quarters.

Total Taxable Earnings per Share

THE REDWOOD REVIEW 2ND QUARTER 2008   19

TAXABLE INCOME

Quarterly Update (continued)

REIT Taxable Earnings per Share

▶
Our total taxable income decreased from the prior quarter by $22 million. Our second quarter taxable earnings included $30 million of deductions related to credit losses, an increase of $16 million over the previous quarter. In addition, discount amortization income for tax purposes decreased by $5 million from the first quarter to the second quarter primarily as the result of slower prepayment speeds. We also generated $3 million less in taxable income from our investments in Acacia entities.

▶
Our REIT taxable income for the second half of 2008 will depend on, among other things, our ability to deploy our excess capital effectively, prepayment speeds (higher prepayments would increase taxable income through higher discount amortization income) and most importantly, on the level of realized credit losses. We expect credit losses to continue to increase in the third and fourth quarters of 2008 from the second quarter level.

▶
We caution that the realization of credit losses can vary significantly from quarter to quarter, depending on a number of variables (the level of loan modifications, short-sales, and the impact of new legislation) that could decelerate or accelerate the timing of recognition of losses.

▶
Our taxable income continues to be higher than our GAAP income, as we are not permitted to establish credit reserves for tax purposes and we do not generally recognize changes in the market values of assets for tax purposes until the asset is sold. As a result of these differences, at June 30, 2008, the tax basis of our residential, commercial, and CDO CES at Redwood was $402 million higher than our GAAP basis. Future credit losses will have a more significant impact on our taxable income than on our GAAP income. Over time, cumulative GAAP and taxable income should converge, suggesting that GAAP income should increase or taxable income decrease over time relative to the other.

▶
The tax basis on Sequoia IOs we own is $45 million. Many of the underlying pools of loans have paid down or will pay down within the next year to levels where they are callable. When these are called, tax losses on these IOs will be incurred and our taxable income and dividend distribution requirements will decrease. The actual losses will depend on the tax basis at the time of any calls, as the monthly cash flows received on these IOs in the interim will reduce the cost basis. During the second quarter, the tax basis in the IOs was reduced by $10 million. At this time, we do not anticipate calling any Sequoia deals in 2008.

20   THE REDWOOD REVIEW 2ND QUARTER 2008

CAPITAL & LIQUIDITY

Summary

What is this?

We use capital to fund our operations, invest in earning assets that are primarily credit sensitive and illiquid, fund working capital, and meet lender capital requirements with respect to collateralized borrowings.

Through our internal risk-adjusted capital policy, we allocate a prudent level of capital for our earning assets to meet liquidity needs that may arise. In most cases, the amount of allocated capital is equal to 100% of the fair value of the asset. The amount of capital that exceeds our risk-adjusted capital guideline, less short-term debt, pending investment settlements, operating expense allocations, and other miscellaneous capital allocations, is excess capital that can be invested to support business growth.

Our capital base includes common equity plus $150 million of long-term debt at Redwood.

Declines in the fair value of assets do not have an effect on excess capital, as asset value declines equally reduce both available capital and capital required for these investments.

The chart below provides a summary of our aggregate capital at work and excess capital for each of the fiscal quarters noted.

Redwood Reported Capital
($ in billions)

Quarterly Update

▶	Our net liquid assets at June 30, 2008 totaled $157 million and included $148 million of unrestricted cash and $18 million of AAA-rated prime securities at fair value, less $9 million of Redwood debt.

▶
At June 30, 2008, our reported capital totaled $714 million, compared to $735 million March 31, 2008. Our reported capital includes $564 million of GAAP equity and $150 million of 30-year long-term debt at Redwood. The decline in our reported capital during the quarter generally reflects the decrease in the estimated market value of our assets.

THE REDWOOD REVIEW 2ND QUARTER 2008   21

CAPITAL & LIQUIDITY

Quarterly Update (continued)

▶
Our excess capital position was $132 million at June 30, 2008, a decrease from $247 million at March 31, 2008. During the second quarter, our sources of capital were $52 million from portfolio cash flows and management fees in excess of operating costs and financing costs, $14 million raised from stock issuances under our direct stock purchase and dividend reinvestment plan, and $8 million from net changes in working capital. Our uses of capital were $152 million for new investments, $10 million for an additional capital investment in the Fund, and $25 million for dividends.

▶
The high level of excess capital and liquidity that we have maintained over the past several quarters reflects our intention to maintain a strong balance sheet during a time of market distress. Over time, we expect our excess capital and liquidity to decline as we fund new investments.

22   THE REDWOOD REVIEW 2ND QUARTER 2008

DIVIDENDS

Summary

What is this?

As a REIT, we are required to distribute at least 90% of our REIT taxable income in the form of dividends to shareholders. The Board of Directors can declare dividends in excess of this minimum requirement. Our Board established a regular quarterly dividend rate of $0.75 per share for 2008. We do not expect to pay a special dividend in 2008.

Quarterly Update

▶	On May 22, 2008, we declared a regular dividend of $0.75 per share for the second quarter, which was paid on July 21, 2008 to shareholders of record on June 30, 2008.

Regular Dividends per Share

Special Dividends per Share

▶
Our REIT taxable income for the second quarter was $0.13 per share. Our undistributed REIT taxable income (after giving effect to the recent Board of Directors’ action described below) was $1.32 per share at June 30, 2008.

▶
In early August, the Board of Directors determined that Redwood would distribute 100% of REIT taxable income for 2007 and 2008 to shareholders. Previously, we had planned to distribute 90% and retain 10% for these periods. As a result, our GAAP provision for taxes will be reduced by $9 million in the third quarter of 2008.

▶
The Board recently affirmed its intention to maintain the regular $0.75 per share cash dividend for the third and fourth quarters of 2008. The Board will review dividend policy for 2009 at its regularly scheduled November board meeting.

THE REDWOOD REVIEW 2ND QUARTER 2008   23

MARK-TO-MARKET ADJUSTMENTS

Market Conditions

▶
Pricing for residential and commercial MBS and CDO securities remained under pressure during the second quarter, although the rate of decline was significantly lower than the rate of decline in the prior three quarters. Prices continued to trend lower early into the third quarter.

▶
The capital markets for non-agency residential and commercial mortgages remain essentially closed. Residential non-agency and commercial securitizations backed by newly originated loans remain at the lowest levels in many years.

▶
The table below illustrates the additional interest rate spread that investors have required to compensate for the perceived credit risk of various types of RMBS and commercial mortgage-backed securities (CMBS).

▶
For some assets, declines in fair values reflect the near certainty of serious credit losses being realized. For others, significant future losses may not occur, but there is a perceived increase in the risk of loss, resulting in a lower value. Finally, many assets are not at serious risk of loss, but their declining value largely reflects a limited number of observed sales in the market as well as reduced buyer liquidity and increased buyer caution.

▶	The accounting rules regarding MTM accounting are complex and may not clearly reflect the underlying economics. This topic is more fully discussed in the Accounting Discussion module in the Appendix.

▶
Financial Tables 17A, 17B, and 17C in the back of this Review detail the fair value of residential, commercial, and CDO securities at Redwood, the Opportunity Fund, and Acacia, respectively, as a percentage of their face value as of June 30, 2008.

24   THE REDWOOD REVIEW 2ND QUARTER 2008

MARK-TO-MARKET ADJUSTMENTS

Impact on Redwood

▶
During the second quarter, the net negative mark-to-market (MTM) adjustments were only $4 million for securities held at Redwood (exclusive of securities at or investments in the Opportunity Fund, Sequoia, and Acacia). This amount is considerably lower than the $146 million in the first quarter. The reason for the decreased rate of write-downs is that many underperforming securities, especially residential CES, were already written down to cents on the dollar during prior quarters. For instance, at March 31, 2008, our residential prime CES were valued at 14% of face value and our non-prime CES were valued at 4% of face value.

▶	The tables below detail the MTM adjustments during the second quarter on securities held at Redwood by underlying collateral type and by vintage.

Mark-To-Market Adjustments
on Assets at Redwood
Three Months Ended June 30, 2008
($ in millions)

			Loans &		MTM
	IGS	CES	Derivatives	Total	Percent (a)
Residential
Prime	$(2)	$13	$-	$11	6%
Non-prime	(7)	(4)	-	(11)	(16)%
Total Residential	(9)	9	-	-

Commercial	-	(6)	-	(6)	(7)%
Interest rate agreements & other derivatives	-	-	2	2
Total mark-to-market adjustments	$(9)	$3	$2	$(4)

By Vintage & Equity
	<= 2004	2005	2006	2007	2008	Loans & Derivatives	Total
Total mark-to-market adjustments	$14	$(9)	$(7)	$(5)	$1	$2	$(4)
MTM percent (a)	12%	(9)%	(8)%	(12)%	11%
(a)   This percentage represents the MTMs taken as a percentage of the reported fair values at the beginning of the period or purchase price if acquired during the period. It is intended to highlight the price declines by collateral type for the three months ended June 30, 2008. These price declines are specific to our portfolio and may not be indicative of price declines in the market in general.

▶
During the second quarter of 2008, the net market value of the assets at Redwood decreased by $4 million. However, we recorded a negative $31 million market valuation adjustment for accounting purposes. This amount included $29 million of impairments on securities, most of which had accumulated through equity as unrealized losses during prior quarters. As a result, we had a positive net change in our equity of $27 million.

THE REDWOOD REVIEW 2ND QUARTER 2008   25

MARK-TO-MARKET ADJUSTMENTS

Impact on Redwood (continued)

▶	The following table shows the MTM impact of the securities at Redwood on our balance sheet and income statement in the second quarter.

Mark-to-Market Adjustments on Assets
at Redwood
Balance Sheet and Income Statement Effects
Three Months Ended June 30, 2008
($ in millions)

Balance sheet effect
Net change in OCI	$27

Income statement effect
Market valuation adjustments
Fair value assets	(2)
Impairment on AFS securities	(29)
Total income statement effect	(31)

Total mark-to-market adjustments	$(4)

Impact on Assets and Liabilities held by Acacia Entities

▶	The table below shows detail for the MTM adjustments during the second quarter for the assets and liabilities held by Acacia entities.

Mark-to-Market Adjustments
on Acacia Assets and Liabilities
Three Months Ended June 30, 2008
($ in millions)

Assets
Real estate securities and loans	$(61)
Interest rate agreements and other derivatives	29

Liabilities
ABS issued	4
Net mark-to-market adjustments	$(28)

▶
During the second quarter, market prices for the assets owned by Acacia CDOs and the related debt declined further due to continuing credit deterioration, rating agency downgrades, and a market in which there was light trading volume.

▶	The entire net negative $28 million of MTM adjustments for Acacia was reflected in our income statement as required by FAS 159.

▶
As a result of the measurement techniques required by FAS 159, we expect to continue to encounter MTM earnings volatility as a result of the consolidation of Acacia entities. We expect this volatility to be significantly less than we encountered in prior periods. This complex topic is more fully discussed in the Investments in Acacia module later in this Review.

26   THE REDWOOD REVIEW 2ND QUARTER 2008

MARK-TO-MARKET ADJUSTMENTS

Mark-to-Market Valuation Process

▶
The market values we use for our assets and liabilities reflect what we believe we would realize if we chose to sell our securities or would have to pay if we chose to buy back our liabilities or asset-backed securities (ABS) issued liabilities. Establishing market values in thinly traded or essentially closed markets is inherently subjective and is dependent upon many market-based inputs, including observable trades, information on offered inventories, bid lists, and indications of value obtained from dealers. Obtaining fair values for securities is especially difficult for illiquid securities (such as ours), and is made more difficult when there is limited trading visibility, as has been the case in recent months. When there are observable sales, many of them are from distressed sellers and tend to further depress asset prices. For these reasons, we expect market valuations to continue to be highly volatile.

▶
Fair values for our securities and ABS issued are dependent upon a number of market-based assumptions, including future interest rates, prepayment rates, discount rates, credit loss rates, and the timing of credit losses. We use these assumptions to generate cash flow estimates and internal values for each individual security.

▶
We request indications of value (marks) from dealers on all our assets and liabilities every quarter to assist in the valuation process. For June 30, 2008, we received dealer marks on 81% of the assets and 91% of our liabilities on our consolidated balance sheet.

▶
Our valuation process relied on our internal values to estimate the fair values of our securities at June 30, 2008. In the aggregate, our internal valuations of the securities on which we received dealer marks were 17% lower than the aggregate dealer marks at June 30, 2008. Our internal valuations of our ABS issued on which we received dealer marks were 1% lower than the aggregate dealer marks at June 30, 2008.

▶
One of the factors we consider in our valuation process is our assessment of the quality of the dealer marks we receive. Dealers remain inundated with requests for quarter-end marks, and there continues to be limited observable trading information for them to rely upon. Thus, their marks were most likely generated by their own pricing models for which they did not share their inputs. We have little insight into their assumptions.

▶
Furthermore, the dealers continue to heavily qualify the information they send to us. The qualifications include statements to the effect that the markets are very volatile and are characterized by limited trading volume and poor price transparency. An increasing number of valuations are model-based due to a lack of observable trades.

THE REDWOOD REVIEW 2ND QUARTER 2008   27

RESIDENTIAL REAL ESTATE SECURITIES

Summary

What is this?

Redwood invests in securities that are backed by pools of residential real estate loans. Historically, these securities were primarily CES, but recent acquisitions of IGS have resulted in a larger percentage of IGS to total securities. Our portfolio also includes other real estate investments (OREI). Most of our investments in residential real estate securities are backed by prime residential loans and some are backed by alt-a or subprime loans. The following discussion refers only to the residential securities owned by Redwood, exclusive of the securities owned by Sequoia, Acacia, and the Opportunity Fund or Redwood’s investments in these entities.

Quarterly Update

▶
Our residential securities portfolio increased by $130 million (or 111%) to $247 million in the second quarter. This increase was due to acquisitions of $150 million, which were partially offset by principal payments of $20 million.

▶	As previously noted, our investments this quarter were focused on IGS which represented $147 million of our acquisitions and we acquired $3 million of CES.

▶
Industry-wide, new securitizations of non-agency prime residential loans totaled only $1 billion in the second quarter, an 82% decline from the first quarter, and a 98% decline from the year-ago period. The non-agency prime securitization market for newly originated loans remains effectively closed, largely because investors in AAA securities are currently requiring significantly higher yield premiums, thus rendering new securitization activity uneconomic.

▶
The principal value of credit losses on prime CES were $10 million during the second quarter, an increase from $7 million in the first quarter. Principal value credit losses on non-prime CES were $57 million during the second quarter, an increase from $24 million in the first quarter. These amounts were charged against our GAAP credit reserve.

▶
For tax purposes, losses on prime securities were $5 million ($0.15 per share) and losses on non-prime securities were $25 million ($0.76 per share). These deductions are less than the principal value of credit losses incurred on the underlying loans as we own most of our credit sensitive securities at a tax basis that is substantially less than par value.

▶
Industry-wide, prepayment rates on the residential loans remain low. For example, the annualized monthly prepayment rate for Fannie Mae’s $2.5 trillion MBS was 14% in May. The May annualized prepayment rate for jumbo fixed-rate mortgages was 12%. For jumbo ARMs, the rate was higher at 20%, but ARM prepayments have been trending down from 29% in December 2007. The decline in prepayments reflects tighter underwriting requirements, the shutdown of the non-agency securitization market, and the increase in mortgage interest rates during the year. Mortgage interest rates for 30-year fixed-rate jumbo mortgages have increased by 76 basis points to 7.47% at July 31, 2008 from the beginning of the year. Over the same time period, interest rates for 30-year fixed-rate conforming mortgages increased by 47 basis points to 6.26%.

28   THE REDWOOD REVIEW 2ND QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Quarterly Update (continued)

▶
Housing market conditions remain a significant concern. Home prices, as measured by the S&P Case-Shiller Home Price Index (composite-10), were down 17% at the end of May from a year ago. This index has declined for 23 consecutive months. Foreclosure filings were up 53% in June from a year ago, according to Realty Trac, marking the 30th consecutive month of year-over-year increases.

▶
The recent housing legislation is too new to determine the impact it will have on us. For example, the temporary increase in the Agency conforming loan limits to $729,750 through the end of the year has had little impact to date. Fannie Mae had completed only seven jumbo securitizations totaling $32 million through July 1, 2008. The recent Housing and Economic and Recovery Act of 2008 has provisions that could be beneficial to us to the extent borrowers are able to remain in their homes resulting in fewer foreclosures and less downward pressure on home prices. There is a provision in the Act related to refinancing mortgages into a new FHA program involving debt forgiveness that can both hurt us by potentially accelerating credit losses on our CES, and benefit us at the same time through accelerated prepayments on our IGS. Predicting the timing and magnitude of the impact on individual securities is difficult and we will be closely monitoring the impact of the legislation on our portfolio.

THE REDWOOD REVIEW 2ND QUARTER 2008   29

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

What is this?

Prime securities are mortgage-backed securities backed by high-credit quality residential loans. The borrowers typically have high FICO credit scores. The loans have relatively low loan-to-value (LTV) ratios. The following discussion refers only to the prime securities at Redwood, exclusive of any prime securities owned by Acacia, Redwood’s investments in Sequoia, and securities owned by the Opportunity Fund.

Quarterly Update

▶
The following table presents the activity in our prime securities portfolio during the second quarter of 2008. The carrying value as of percentage of face value for all our securities is detailed on Table 17A in the Financial Tables section.

Prime Securities at Redwood
Three Months Ended June 30, 2008
($ in millions)

Market value at March 31, 2008	$98
Acquisitions	88
Transfers to / from other portfolios	(4)
Principal payments	(15)
Discount amortization	6
Changes in fair value, net	8
Market value at June 30, 2008	$181

▶	Total interest income generated by our prime securities was $15 million in the second quarter. The annualized interest income over our $233 million average amortized cost was 26.61%.

30   THE REDWOOD REVIEW 2ND QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)
▶	The table below presents rating and vintage information of the prime securities in our portfolio at June 30, 2008.

Prime Securities at Redwood
By Rating and Vintage
June 30, 2008
(by market value, $ in millions)

	<=2004	2005	2006	2007	2008	Total
IGS
AAA	$1	$4	$13	$-	$-	$18
AA	19	21	-	4	4	48
A	13	-	8	-	2	23
BBB	10	2	-	-	1	13
Total IGS	43	27	21	4	7	102

CES
BB	16	8	2	3	1	30
B	17	1	1	2	-	21
NR	23	3	1	1	-	28
Total CES	56	12	4	6	1	79

Market value	$99	$39	$25	$10	$8	$181

By Loan Type and Vintage

	<=2004	2005	2006	2007	2008	Total
ARM	$5	$-	$-	$-	$-	$5
Fixed	21	-	9	8	3	41
Hybrid	73	39	16	2	5	135
Market value	$99	$39	$25	$10	$8	$181

▶
Our prime CES portfolio is concentrated in more seasoned assets originated in 2004 and earlier (71% by current market value). Although delinquencies are currently rising across all vintages, these seasoned CES are still performing within our original expectations and are carried at 24% of face value on our balance sheet.

▶
For 2005 and later vintages (29% by current market value), the performance of our prime CES is generally worse than our original expectations. Credit performance for these vintages have been more negatively impacted by declining home prices, as many borrowers have negative equity in their houses. These securities originated in 2005 and later represent 4% of our capital. Our estimate of market value is 9% of principal value.

THE REDWOOD REVIEW 2ND QUARTER 2008   31

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

▶	The chart below shows the level of serious delinquencies of our prime CES by vintage at the end of each quarter since the beginning of 2006.

Prime CES at Redwood
Seriously Delinquent Trends by Vintage and Quarter
(% of Current Balance)

▶
As a result of the increased delinquencies and continued weakening of the housing markets, we have increased our levels of credit reserves on recent vintages. As seen in the table below, our investments in prime CES total $79 million at June 30, 2008. These investments have a face value of $390 million, of which we have reserved $252 million ($7.59 per share). Furthermore, our reserves are 97% of face value for all non-rated, first loss investments originated in 2005 and later periods. The amount of capital we currently have invested in securities with loans originated in 2005 or later totals $23 million, of which $5 million is currently invested in first loss securities.

32   THE REDWOOD REVIEW 2ND QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

Credit Reserve Analysis - Prime CES at Redwood
By Rating and Vintage
June 30, 2008
($ in millions)

	<=2004		2005		2006		2007		2008		Total
	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
Face	$43	0.45%	$29	0.34%	$6	0.08%	$16	0.31%	$6	0.48%	$100	0.31%
Unamortized discount	(12)		(13)		(2)		2		(2)		(27)
Discount designated as credit reserve	(7)	0.08%	(7)	0.08%	(2)	0.03%	(15)	0.30%	(2)	0.18%	(33)	0.11%
Unrealized gains (losses)	(8)		(1)		-		-		(1)		(10)
Market value	$16		$8		$2		$3		$1		$30

Overall credit protection to BB CES		0.69%		0.45%		1.03%		0.40%		0.65%		0.66%

B
Face	$37	0.07%	$6	0.15%	$3	0.25%	$19	0.15%	$4	0.31%	$69	0.10%
Unamortized discount	(7)		-		-		1		-		(6)
Discount designated as credit reserve	(10)	0.02%	(5)	0.12%	(2)	0.18%	(18)	0.14%	(4)	0.28%	(39)	0.05%
Unrealized gains (losses)	(3)		-		-		-		-		(3)
Market value	$17		$1		$1		$2		$0		$21

Overall credit protection to B CES		0.26%		0.18%		0.27%		0.17%		0.34%		0.24%

Unrated
Face	$118	0.44%	$40	0.23%	$33	0.21%	$25	0.18%	$5	0.34%	$221	0.29%
Unamortized discount	(19)		1		1		1		-		(16)
Discount designated as credit reserve	(80)	0.30%	(38)	0.21%	(33)	0.21%	(25)	0.22%	(4)	0.31%	(180)	0.24%
Unrealized (losses) gains	4		-		-		-		(1)		3
Market value	$23		$3		$1		$1		$0		$28

▶
The chart on the prior page and the table above can be used to analyze our credit reserves relative to existing credit trends. For example, the chart shows that serious delinquencies on 2004 and prior vintage CES are currently 0.70% of collateral loan balances at June 30, 2008. If we assume a default rate of seriously delinquent loans of 75% and a loss severity of 40%, total expected credit losses from these delinquencies would equal 0.21% of current collateral loan balances. Our credit reserves on 2004 and prior vintage unrated CES currently total 0.30% of collateral balances (as shown in the table above). Under this scenario, our credit reserves could absorb the losses from the existing seriously delinquent loans at June 30, 2008, plus another 0.09% of future losses.

THE REDWOOD REVIEW 2ND QUARTER 2008   33

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

▶
The following chart breaks out our prime portfolio loan types by weighted average interest rate, as well as our estimate of conforming and non-conforming (i.e., jumbo) balances as of June 30, 2008. This chart illustrates how our portfolio might be affected by refinancing activity from a reduction in interest rates, increases in GSE conforming loan limits. We estimate that approximately 43% of the principal amount of the jumbo loans in our portfolio are eligible for purchase by the GSEs based only on the temporary GSE conforming loan limit. The recently enacted housing bill changed the conforming loan limit (effective January 1, 2009) to $625,000, and we estimate that approximately 36% of our portfolio will be eligible for purchase by the GSEs based only on this revised GSE conforming loan limit. The decision by these borrowers to refinance their loans will largely be dependent on their current mortgage rates relative to current rates offered by the GSEs, the values of their homes, the GSE’s underwriting standards and origination practices, and other factors. We currently do not expect any material short-term impact on our existing portfolio from the new GSE confirming loan limit.

Prime CES at Redwood
Composition by Product Type, Vintage, and Balance
June 30, 2008 (a)

	<= 2004		2005		2006		2007		2008		Total
Product	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate
Hybrid	37%	4.80%	71%	5.47%	66%	6.11%	32%	6.36%	11%	6.35%	46%	5.25%
ARM(b)	2%	4.95%	<1%	5.06%	<1%	6.18%	<1%	6.41%	-	-	1%	5.00%
Fixed	23%	5.66%	7%	6.03%	17%	6.38%	64%	6.45%	88%	6.54%	22%	5.88%
Jumbo	62%		78%		83%		96%		99%		69%

Hybrid	14%	4.97%	20%	5.59%	16%	6.12%	<1%	6.35%	-	-	14%	5.26%
ARM(b)	1%	5.40%	<1%	5.17%	-	-	<1%	6.40%	-	-	<1%	5.40%
Fixed	23%	5.94%	2%	6.01%	<1%	6.49%	3%	6.58%	1%	6.38%	16%	5.95%
Conforming	38%		22%		17%		4%		1%		31%
(a) The product percentages differ from other tables as the table above represents our exposure on a loan balance basis and others are on a market value basis.
(b) ARMs are indexed to one-or-six month LIBOR and have a weighted average margin of 1.73%.

30-Year Fixed Rates

34   THE REDWOOD REVIEW 2ND QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

5-Year Jumbo Hybrids

Source: Bloomberg & Bankrate.com

▶	The chart below shows the trends in our residential prime CES prepayment speeds, which have been declining for our adjustable-rate mortgages and remain at low speeds for our fixed and hybrid loans.

Residential Prime CES Prepayment Speeds

▶
The degree of refinancing activity is important to consider, since our credit reserves provide protection on securities that we have purchased at a substantial discount to principal face value amounts. All things being equal, faster prepayments would benefit these investments by accelerating the collection of principal and the potential recovery of credit reserves.

THE REDWOOD REVIEW 2ND QUARTER 2008   35

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

▶
We believe the loan characteristics of our prime portfolio set forth below illustrate the high quality of these loans, including relatively low LTV ratios and high FICO scores. As the following table also illustrates, we have geographically diverse pools of prime loans that are generally seasoned over three years.

Residential Prime CES at Redwood
Underlying Loan Characteristics
June 30, 2008

Number of loans	262,263	Wtd Avg FICO	748
Total loan face ($ in millions)	107,284	FICO: 621 - 660	4%
Average loan size ($ in 1000's)	$409	FICO: 661 - 700	14%
		FICO: 701 - 740	26%
Southern CA	25%	FICO: > 740	53%
Northern CA	23%	Unknown	3%
Florida	5%
New York	6%	Conforming at origination %	25%
Georgia	2%	> $1 MM %	8%
New Jersey	3%
Other states	36%	2nd home %	6%
		Investment home %	1%
2008 origination	<1%
2007 origination	6%	Purchase	42%
2006 origination	11%	Cash out refi	21%
2005 origination	20%	Rate-term refi	35%
2004 origination and earlier	63%	Other/unknown	2%

		Full doc	54%
Wtd Avg Original LTV	69	No doc	7%
Original LTV: 0 - 50	14%	Other (limited, etc)	37%
Original LTV: 50 - 60	12%	Unknown	2%
Original LTV: 60. - 70	22%
Original LTV: 70 - 80	49%	2-4 family	1%
Original LTV: 80 - 90	2%	Condo	11%
Original LTV: 90 - 100	1%	Single family	88%

36   THE REDWOOD REVIEW 2ND QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Non-Prime Securities Portfolio

What is this?

Non-prime securities include alt-a and subprime securities. Beginning this quarter, our non-prime securities also include our option ARM securities, some of which were previously included in our prime securities portfolio. The following discussion reflects only the non-prime securities at Redwood, exclusive of any non-prime securities owned by Acacia or the Opportunity Fund.

Alt-a securities are residential mortgage-backed securities backed by loans that generally have higher credit-quality characteristics than subprime, but lower credit-quality characteristics than prime.

Subprime securities are residential mortgage-backed securities backed by lower-quality loans. Many subprime borrowers have impaired credit histories.

Quarterly Update

▶	The following table presents the activity in our non-prime securities portfolio during the second quarter of 2008.

Non-Prime Securities at Redwood
Three Months Ended June 30, 2008
($ in millions)

Market value at March 31, 2008	$19
Acquisitions	62
Transfers to / from other portfolios	4
Principal payments	(5)
Discount amortization	1
Changes in fair value, net	(15)
Market value atJune 30, 2008	$66

▶
During the second quarter, we acquired $48 million of AAA-rated option ARM securities at a weighted average price of 73% of face value, and $14 million of AAA-rated subprime securities at a weighted average price of 83% of face value. We also transferred $4 million of securities previously classified as prime option ARM to the non-prime category. We did not acquire any non-prime CES in the second quarter.

▶	Total interest income generated by our non-prime securities was $3 million in the quarter, an annualized yield of 31.29% based on our average amortized cost of the securities.

THE REDWOOD REVIEW 2ND QUARTER 2008   37

RESIDENTIAL REAL ESTATE SECURITIES

Non-Prime Securities Portfolio

Quarterly Update (continued)

▶	The table below presents rating and vintage information of the non-prime securities in our portfolio at June 30, 2008.

Non-Prime Securities at Redwood
By Rating and Vintage
June 30, 2008
(by market value, $ in millions)

	<=2004	2005	2006	2007	Total
IGS
AAA	$-	$29	$13	$15	$57
BBB	-	-	-	1	1
Total IGS	-	29	13	16	58

CES
B	1	-	-	1	2
NR	2	2	1	1	6
Total CES	3	2	1	2	8

Market value	$3	$31	$14	$18	$66

By Loan Type and Vintage

Hybrid	$1	$-	$-	$16	$17
Option Arm	2	31	14	2	49
Market value	$3	$31	$14	$18	$66

▶
At June 30, 2008, 88% of our non-prime portfolio were IGS, which had an average of 32 points of credit support from other securities. Less than $8 million, or 1% of our capital, was invested in non-prime CES. The aggregate fair value of our non-prime securities was 15% of principal value.

▶	Our option ARM non-prime securities consist of $47 million of AAA-rated IGS and $2 million of CES. Our hybrid non-prime securities include $9 million of IGS and $8 million of CES.

▶
Seriously delinquent loans underlying our non-prime CES were 13.29% at June 30, 2008. Our non-prime CES had a face value of $319 million and credit reserves of $297 million ($8.95 per share) at June 30, 2008.

▶
Our designated GAAP credit reserves for non-prime CES increased by $91 million for the quarter due to a combination of the transfer of our option ARMs into the non-prime portfolio and from our reassessment of credit reserves on some recent vintage alt-a CES, which was partially offset by credit losses.

38   THE REDWOOD REVIEW 2ND QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Non-Prime Securities Portfolio

Quarterly Update (continued)

▶	Prepayment speeds for our non-prime securities continued to decline.

Residential Non-Prime Option ARM CES at Redwood
Prepayment Speeds

THE REDWOOD REVIEW 2ND QUARTER 2008   39

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

What is this?

We invest in securities that are backed by pools of commercial real estate loans. The following discussion refers only to the commercial securities owned by Redwood, exclusive of any commercial securities owned by Acacia.

Quarterly Update

▶
Our commercial securities portfolio declined by $9 million to $91 million in the second quarter due primarily to negative market value changes. We have not purchased any commercial securities since the first quarter of 2007. We are carefully monitoring developments and trends in commercial real estate and positioning ourselves to expand our commercial business at the appropriate time.

▶
The commercial securitization market remained largely inactive during the second quarter, reflecting continuing negative investor sentiment over deteriorating fundamentals in the commercial real estate market. Second quarter U.S. commercial mortgage-backed securities issuance totaled $6 billion, down 92% from the year-ago period.

▶
Financing costs for property acquisitions remain elevated due to the shut down of the commercial mortgage securitization market and the reduction of credit available from the commercial banking industry. Tight underwriting standards and fewer refinance alternatives will likely result in more extensions and defaults on maturing loans. On the positive side, our commercial CES is primarily backed by longer term fixed-rate loans, with few loans scheduled to mature in the near term.

▶
According to Fitch, serious delinquencies (60+ days) for $566 billion of loans backing rated CMBS securitizations in the U.S. increased to 0.41% in June from 0.39% in May, and a record low of 0.27% in January. Although total market delinquencies are increasing, the current industry rate remains well below the historical average of 0.80% according to Fitch. We expect further increases in delinquency levels throughout the year.

40   THE REDWOOD REVIEW 2ND QUARTER 2008

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

Quarterly Update (continued)

▶
Our commercial securities portfolio consists of CES investments that we fund with equity. The types of loans backing these securities are typically fixed-rate with 10-year average lives. The following table presents our commercial securities portfolio by credit rating and vintage. The vintage shown is the year the securitization was completed and may include commercial real estate loans originated in an earlier year.

Commercial Securities at Redwood
By Rating and Vintage
June 30, 2008
(by market value, $ in millions)

	<= 2004	2005	2006	2007	Total
BB+	$2	$-	$1	$2	$5
BB	2	-	2	-	4
BB-	1	-	3	1	5
B+	-	-	3	2	5
B	-	-	1	1	2
B-	-	-	3	2	5
NR	10	18	32	5	65
Market value	$15	$18	$45	$13	$91

▶	Total interest income generated by our commercial securities was $4 million in the second quarter, which resulted in an annualized yield on our average amortized cost of 15.63%.

▶
The overall credit performance of our commercial securities portfolio weakened during the second quarter. Total serious delinquencies (60 days+) were $390 million, or 0.80% of the $49 billion of commercial loans that we credit enhance, an increase from 0.42% at March 31, 2008. Included in these delinquencies are three loans totaling $253 million (or 0.56%) that are contained within securities with a cumulative market value of $9 million.

▶
Principal credit losses on our commercial CES of $6 million during the quarter were charged against our designated credit reserve. For tax purposes, realized losses on commercial securities were less than $1 million in the second quarter. This deduction is less than the principal value of credit losses incurred on the underlying loans, as we own our commercial CES at a tax basis that is substantially less than par value.

▶
When assessing commercial credit reserves, it is important to consider that fixed rate commercial loans do not usually prepay like residential loans due to various early refinancing disincentives for borrowers. These loans typically perform very well in their early stages, while experiencing a greater risk of default near maturity when borrowers are forced to obtain new financing. Because of this dynamic, we maintain our initial credit reserve levels on commercial CES until we are confident that late-term defaults are highly unlikely.

THE REDWOOD REVIEW 2ND QUARTER 2008   41

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

Quarterly Update (continued)

▶
The summary-level information below presents weighted-average credit reserve balances by principal value, designated by loan vintage and credit rating. Our GAAP credit reserve for commercial CES was $384 million ($11.57 per share) at June 30, 2008.

Credit Reserve Analysis - Commercial Portfolio
By Rating and Vintage
June 30, 2008
($ in millions)

	<=2004		2005		2006		2007		Total
	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
Face	$9	0.09%	$-	-	$22	0.12%	$14	0.12%	$45	0.11%
Unamortized discount	(1)		-		(16)		(11)		(28)
Discount designated as credit reserve	-	-	-	-	-	-	-	-	-	0.00%
Unrealized gains (losses)	(3)		-		-		-		(3)
Market value	$5		$-		$6		$3		$14
Overall credit protection to BB CES		3.38%		-		2.09%		1.88%		2.33%

B
Face	$-	-	$-	-	$35	0.17%	$28	0.19%	$63	0.18%
Unamortized discount	-		-		(27)		(23)		(50)
Discount designated as credit reserve	-	-	-	-	(1)	0.00%	-	0.00%	(1)	0.00%
Unrealized gains (losses)	-		-		-		-		-
Market value	$-		$-		$7		$5		$12
Overall credit protection to B CES		-		-		1.45%		1.28%		1.38%

Unrated
Face	$43	0.58%	$124	0.61%	$204	1.08%	$39	0.90%	$410	0.81%
Unamortized discount	(1)		9		32		5		45
Discount designated as credit reserve	(32)	0.44%	(110)	0.50%	(203)	1.08%	(38)	0.89%	(383)	0.76%
Unrealized (losses) gains	-		(5)		(1)		(1)		(7)
Market value	$10		$18		$32		$5		$65

▶	From the lower right-hand side of the table above, note that our credit reserves of $383 million for our unrated CES were 94% of the $410 million face value.

▶	The column on the right shows the market values for our BB, B, and unrated commercial CES at June 30, 2008. These totaled $91 million, which is equal to 18% of the $518 million face value.

42   THE REDWOOD REVIEW 2ND QUARTER 2008

INVESTMENTS IN SEQUOIA

Summary

What is this?

Sequoia entities are independent securitization entities that acquire residential mortgage loans and create and issue ABS backed by these loans. Most of the loans that Sequoia entities acquire are prime-quality loans. Most of the investment-grade rated ABS created by Sequoia are sold to third party investors. Redwood usually acquires most of the CES and occasionally acquires the interest-only securities (IOs). Acacia also acquires some CES, IOs, and IGS issued by Sequoia. Although Redwood’s investment in Sequoia entities is relatively small and limited, the loans and ABS issued by Sequoia are shown on our consolidated financial statements. Redwood’s investments in these entities do not appear on our balance sheet as an asset — rather it is reflected as the difference between the consolidated assets of Sequoia and the consolidated Sequoia ABS issued to third parties.

Redwood’s credit risk is limited to its investment in the CES Redwood acquires from the Sequoia entities. Each Sequoia entity is independent from the others, thus the performance of any one Sequoia entity does not affect any other Sequoia entity.

Over the years, Sequoia securitizations have created significant profits for Redwood. These profits have two underlying economic components: the profit or loss created at the time of securitization on those ABS sold to investors and the returns earned over time on the securities that we retained as investments. For GAAP purposes, both of these components are recognized over time through net interest income.

For the past several years, approximately 97% of the ABS issued by Sequoia were sold to third parties, 2% were sold to Acacia, and 1% were sold to Redwood.

Quarterly Update

▶	Cash generated by our investments in Sequoia during the second quarter totaled $19 million, compared to $23 million in the first quarter.

▶	As of June 30, 2008, we had 38 Sequoia transactions outstanding.

▶
Due to the turbulence in the mortgage markets and concerns over credit performance, AAA buyers continue to require a much higher yield to compensate for actual or perceived risk. If we were to buy loans and securitize them at current AAA price levels, the transaction would result in a significant loss. Consequently, since July 2007, we have not acquired loans and have not completed new Sequoia securitizations. We continue to believe the prime non-agency securitization market will likely be one of the first structured markets to return; however, until housing prices stabilize and securitization economics improve, we do not anticipate completing any new Sequoia transactions.

▶
The GAAP carrying value of Redwood’s investments in Sequoia was $140 million at June 30, 2008. This is reflected on our balance sheet as the difference between residential loans of $6.4 billion and ABS issued of $6.3 billion. Both the loans and ABS issued are carried at their cost basis.

▶
Our estimated fair value of Sequoia securities that Redwood owns at June 30, 2008 was $75 million. This consists of $56 million of IOs, $15 million of CES, and $4 million of IGS. We used the same valuation process to value the Sequoia securities as we did for third party securities (as described on page 27). Our IOs are all rated AAA, the IGS we own are mostly AA-rated, and the CES are rated BB, B, and unrated.

THE REDWOOD REVIEW 2ND QUARTER 2008   43

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

▶
The primary difference between our GAAP carrying value and the fair value of our investments in Sequoia is that for several years the loan premium amortization expenses as calculated under GAAP have not kept pace with prepayments. For a portion of these loans, our GAAP amortization method is linked more closely to short-term interest rates. As short-term interest rates decline, which they did during the first quarter, we expect premium amortization for this portion of the loan portfolio to increase. Loan premium amortization expenses, a component of interest income, was $10 million in the second quarter, up from $7 million in the first quarter. We ended the quarter with a $6.4 billion carrying value of residential loans and a principal loan balance of $6.3 billion for an average basis of 100.55, net of credit reserves.

▶
Seriously delinquent loans increased from $84 million to $118 million in the second quarter, an increase from 1.25% to 1.87% of current balances and an increase from 0.30% to 0.42% of original balance. Serious delinquencies increased across all vintages. Most of the loans (66% of the Sequoia loans) were originated in 2005 and earlier and many of the loans in the original pools have paid off. As a percent of the original balances, seriously delinquent loans are 0.42%, which compares to a seriously delinquent rate of 0.47% on the original balance of loans we credit-enhance through our prime CES portfolio. Nonetheless, the recent rise in delinquencies is concerning, especially for loans originated in 2006 or later (34% of this portfolio).

Residential Loans at Sequoia
Seriously Delinquent Trends by Quarter

▶
At June 30, 2008, our loan loss reserve was $33 million, or 0.52% of the current loan balance, an increase of $8 million in the quarter. Our credit provision for loans was $10 million in the second quarter of 2008, compared to $8 million in the first quarter of 2008. The increase in the credit provision was attributable to higher delinquencies. We had net charge-offs of $2 million in both the second and first quarters of 2008.

44   THE REDWOOD REVIEW 2ND QUARTER 2008

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

▶	There are also $23 million of REO in the Sequoia entities and these are reported at their net realizable value.

▶
As a result of rising delinquencies and concerns about future performance, certain of the ABS issued by Sequoia have been downgraded by credit rating agencies. Specifically, several of the ABS issued by Sequoia entities were downgraded. Redwood’s CES investment in these affected Sequoia entities totals $7 million.

▶
Unlike our investments in Acacia, our investments in Sequoia are not subject to cash flow disruptions due to rating downgrades. However, many of our investments represent the first, second, and third loss securities and as such will absorb the initial losses in these pools of residential loans.

▶
ARM loans held by Sequoia entities, representing 67% of the aggregate loan portfolio, are indexed to LIBOR. In the second quarter, prepayment rates on these loans declined to 22% constant prepayment rate (CPR) from the first quarter rate of 25% CPR.

▶
Nearly all of the hybrid loans held by Sequoia entities, representing 33% of the aggregate loan portfolio, are still in their initial fixed-rate period. Prepayment rates on these loans increased slightly to 15% CPR in the second quarter from an average of 12% CPR in the first quarter.

▶
For tax accounting, the Sequoia securities we own are treated like other securities we purchase from third parties. As of June 30, 2008, the tax basis of our IOs was $45 million. In 2008, we expect to recognize little taxable income from our IOs. However, the basis in these IOs will decline over time as cash flows are received and the remainder of the basis will be expensed at the time the IOs are called.

▶
We hold call option rights on all our Sequoia transactions. The call option gives us the right, but not the obligation, to retire the ABS issued at par and take possession of the underlying loans. Currently we have 16 Sequoias that are callable and one more that will likely become callable by the end of the year. Given the current mortgage and securitization markets, we do not anticipate calling any Sequoias in the near future, and thus, there will likely be little economic or accounting gains or losses during this period.

THE REDWOOD REVIEW 2ND QUARTER 2008   45

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

▶	The following table summarizes the characteristics of the loans owned by the Sequoia entities.

Residential Loans at Sequoia*
Underlying Loan Characteristics
June 30, 2008

Number of loans	18,679	Wtd Avg FICO	732
Total loan face ($ in millions)	$6,318	FICO: <= 620	1%
Average loan size ($ in 1000's)	$338	FICO: 621 - 660	5%
		FICO: 661 - 700	19%
Southern CA	15%	FICO: 701 - 740	27%
Northern CA	11%	FICO: > 741	48%
Florida	13%
New York	6%	Conforming at origination %	33%
Georgia	4%	> $1 MM %	15%
New Jersey	4%
Other states	47%	2nd home %	11%
		Investment home %	3%
2007 origination	13%
2006 origination	21%	Purchase	36%
2005 origination	5%	Cash out refi	32%
2004 origination and earlier	61%	Rate-term refi	30%
		Other	2%
Wtd Avg Original LTV	69
Original LTV: 0 - 50	15%	Hybrid	33%
Original LTV: 50 - 60	11%	Adjustable	67%
Original LTV: 60. - 70	19%
Original LTV: 70 - 80	49%	Interest only	95%
Original LTV: 80 - 90	2%	Fully-amortizing	5%
Original LTV: 90 - 100	4%

*	Total residential real estate loans at Sequoia excludes REO, which is included in our consolidated other assets at net realized value and totaled $23 million at June 30,2008.

46   THE REDWOOD REVIEW 2ND QUARTER 2008

INVESTMENTS IN ACACIA

Summary

What is this?

Under our Acacia program, we re-securitize real estate securities using bankruptcy remote collateralized debt obligation (CDO) entities that sell asset-backed securities (ABS) to independent third-party investors. We typically retain an equity interest in the Acacia CDO entities and receive asset management fees. We may also retain some of the other securities created by the Acacia entities. Our asset management fees typically equal ten basis points of the outstanding principal balance of Acacia assets. These fees are paid to us in a first or senior priority from the cash flows of the Acacia assets. Our equity interests in the Acacia entities entitle us to receive the net cash flows (i.e., the net cash flows generated by the assets after deducting asset management and other fees and the money distributed to the ABS debt holders) of those entities. Our credit risk is limited to the amount we invested, while the remainder of any losses will be borne by the holders of the securities issued by Acacia. Cash distributions on our Acacia interests can be disrupted based on rating agency downgrades of the underlying collateral or due to deterioration in collateral performance. Our investment in each entity is separate and independent, thus diminished performance on one of our CDO equity interests has no effect on our other CDO equity interests.

Quarterly Update

▶
During the second quarter, we received cash distributions from Acacia entities of $5 million, including $3 million from our equity interests and $2 million from our ABS investments. We also received $1 million of management fees.

▶	We did not make any new equity investments or acquire any Acacia ABS during the second quarter of 2008.

Economic Value of our Investments in Acacia Entities

▶
We cautioned in the Redwood Review for the first quarter of 2008 that severe collateral rating downgrades by Moody’s, S&P, and Fitch had placed considerable negative pressure on the collateralization tests for Acacia’s 9, 10, 11, OA1, and 12. As a result of these downgrades, we expected that the cash flows on our equity investments in these CDO entities would likely be suspended in either the second quarter or shortly thereafter. During the second quarter, the cash flows for all of these equity investments were suspended.

▶
In the Redwood Review for the first quarter of 2008, we also indicated that we expected to continue to receive cash flows from our equity investments in the remaining Acacia CDO entities (Acacia 5, 6, 7, 8 and CRE1) based on our assessment of collateral performance and the favorable ratio of rating agencies actions (upgrades to downgrades) through early May 2008. In June and July, these five CDO entities received an unexpected barrage of rating agency collateral downgrades (91 downgrades). These downgrades caused considerable negative pressure on the collateral tests for all these Acacia entities. Due to the volatility surrounding rating downgrades, we are no longer comfortable projecting the likelihood of or timing for future cash distributions for our investments in these Acacias. Although we still expect to receive some cash flows on some of our equity investments, (we received $1 million in July and we currently expect to collect an additional $1 million during the reminder of the third quarter), we only include these anticipated third quarter cash flows and not any other future cash flows in our calculation of economic value.

THE REDWOOD REVIEW 2ND QUARTER 2008   47

INVESTMENTS IN ACACIA

Economic Value of our Investments in Acacia Entities (continued)

▶	The table below shows the components of management’s estimate of economic value for our investment in Acacia as of the end of the second and first quarters.

Investment in Acacia Entities
Management's Estimate of Economic Value
($ in millions)

	6/30/2008	3/31/2008
Management fees	$7	$7
ABS retained or acquired	10	25
Preference shares	2	17
Total	$19	$49

▶
Even if equity cash flows are shut off, we still collect management fees, which are senior in cash flow payment priority to the AAA holders in each Acacia securitization. Our estimate of the net present value of these management fees (discounted at 45%) was $7 million at June 30, 2008.

▶
At June 30, 2008, we valued the Acacia ABS we previously acquired or retained using bid-side marks from third-parties. This process valued these securities at a price equal to 9% of face value, in the aggregate.

▶	As noted earlier, the only value we have ascribed to the preference shares is the $2 million we expect to collect in the third quarter.

▶
As a result of the above adjustments, we reduced the economic value of our investments in Acacia to $19 million at June 30, 2008, compared to $49 million at March 31, 2008. At the end of the quarter, investments in Acacia were 3% of our capital.

48   THE REDWOOD REVIEW 2ND QUARTER 2008

INVESTMENTS IN ACACIA

Cash Activity

▶	The following table highlights the cash activity for each of the outstanding Acacia entities.

Historical Summary of Investment and Cash Activity for Acacia Entities
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Acacia
Investment:
Investment as of December 31, 2007	$13	$14	$11	$18	$14	$11	$29	$5	$14	$22	$151
Investment 3 months ended March 31, 2008	-	4	-	1	2	-	-	-	-	-	7
Investment 3 months ended June 30, 2008	-	-	-	-	-	-	-	-	-	-	-
Total Investment	13	18	11	19	16	11	29	5	14	22	158

Cash Distributions Received:
2007 and prior	(7)	(7)	(3)	(5)	(2)	(2)	(3)	(1)	(2)	(1)	(33)
3 months ended March 31, 2008	(1)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	(7)
3 months ended June 30, 2008	(1)	(1)	(1)	(1)	(1)	-	-	-	-	-	(5)
Total Cash Received (ex. mgmt fees)	(9)	(9)	(5)	(7)	(4)	(3)	(4)	(1)	(2)	(1)	(45)

Net cash investment as of June 30, 2008	$4	$9	$6	$12	$12	$8	$25	$4	$12	$21	$113

Income Statements

▶	The following table shows the Acacia consolidated income statements for second and first quarters of 2008 and the second quarter of 2007.

Acacia Consolidated Income Statement
Three Months Ended
($ in millions)

	6/30/2008	3/31/2008	6/30/2007
Interest income (cash)	$40	$48	$57
Accretion of discount	-	-	8
Total interest income	40	48	65

Interest expense	(32)	(46)	(52)
Net interest income before MTM adjustments	8	2	13

MTM - securities and derivatives	(32)	(837)	(9)
MTM - ABS issued	4	810	-
Net interest (loss) income	(20)	(25)	4

Realized (losses) gains on sales and calls, net	-	-	(1)
Net (loss) income	$(20)	$(25)	$3

▶
As noted earlier, under FAS 159, there is no longer an accretion of discount included in interest income on Acacia assets. In the second quarter of 2007, we recognized $8 million of discount accretion in our interest income. The amount of discount accretion we would have recorded had we not adopted FAS 159 is now reflected as a component in the change in fair value of the Acacia assets.

THE REDWOOD REVIEW 2ND QUARTER 2008   49

INVESTMENTS IN ACACIA

Income Statements (continued)

▶
At Acacia, net interest income before MVA increased by $6 million to $8 million in the second quarter. This increase was primarily due to interest rate declines on Acacia liabilities, which are all adjustable rate, versus less significant interest rate declines on assets, which are 42% adjustable rate and 58% fixed rate.

▶
During the second quarter we received $5 million of cash distributions from our Acacia equity investments, but expect these distributions to diminish rapidly over the next few quarters. Earnings from Acacia should also decline.

▶
All changes in the GAAP fair values of Acacia assets and liabilities flow through the income statement subsequent to our adoption of FAS 159 on January 1, 2008. As more fully discussed in the Accounting Discussion in the Appendix, the application of FAS 159 for Acacia assets and liabilities may lead to significant quarterly MTM earnings volatility. In the second quarter, the net change in the market value of the assets and liabilities of Acacia was a loss of $32 million.

Balance Sheets

▶	The following table shows the consolidated balance sheets of the Acacia entities at June 30, 2008, March 31, 2008, and January 1, 2008 (upon the adoption of FAS 159).

Acacia Consolidated Balance Sheet
($ in millions)

	6/30/2008	3/31/2008	1/1/2008
Real estate investments
Current face	$3,457	$3,525	$3,595
Market value discount	(2,532)	(2,492)	(1,713)
Other investments	79	79	79
Total real estate and other investments	1,004	1,112	1,961

Restricted cash and other assets	86	157	130
Total assets	$1,090	$1,269	$2,091

ABS issued and other liabilities
Current face	$3,231	$3,340	$3,404
Market value discount	(2,296)	(2,294)	(1,511)
Other liabilities	114	155	114
Total Liabilities	1,049	1,201	2,007

Total investment	158	158	151
Retained earnings	(86)	(58)	(35)
Balance sheet MTM adjustments	(31)	(32)	(32)
Total Equity	41	68	84

Total liabilities and equity	$1,090	$1,269	$2,091

▶
There is a continuing divergence between our estimate of economic value and GAAP carrying values even after the adoption of FAS 159. Our reported GAAP equity value for Acacia was $41 million while our estimate of economic value was $19 million. Over time, these values will converge to zero.

50   THE REDWOOD REVIEW 2ND QUARTER 2008

ACCOUNTING DISCUSSION

Accounting Discussion

▶
At Redwood, where we hold most of our securities as available-for-sale for accounting purposes, MTM changes that are other-than-temporary flow through our income statement while MTM changes that are temporary are charged to equity.

▶
For accounting purposes, we consolidate the balance sheets and income statements of the Acacia securitization entities. On January 1, 2008, we adopted a new accounting standard, FAS 159, and elected to fair value both the assets and liabilities of the Acacia entities. In accordance with FAS 159, we recorded a one-time, cumulative-effect adjustment to our January 1, 2008 opening balance sheet that decreased the carrying value of Acacia liabilities by $1.5 billion and increased equity. This new standard significantly reduces the disparity that existed between GAAP carrying value and our previous estimates of economic value.

▶
For Sequoia, we are required to consolidate the assets and liabilities, which we report at amortized cost except for REO, which are reported at net realizable value. In the second quarter we had a negative $1 million MVA on Sequoia REOs.

▶
The rules regarding MTM accounting are complex and may not be consistent across portfolios or clearly reflect the underlying economics. This accounting discussion is intended to provide investors with a better understanding of the impact of MTM adjustments on our reported results.

▶
MTM adjustments can result from changes in fair values caused either by a change in expected cash flows (i.e. increased credit loss estimates reduce expected cash flows), a change in market discount rates (i.e. the market requires a greater risk premium and/or interest rates rise), or a combination of both.

▶
All changes in fair value for securities, derivatives, or liabilities accounted for as trading instruments or under the fair value option of FAS 159 flow through the income statement. These adjustments can be either positive or negative from period to period.

▶
Our CES and most IGS held at Redwood and the real estate securities held by the Opportunity Fund are accounted for as available-for-sale (AFS) securities. We carry AFS securities on our GAAP balance sheet at their fair value. Positive changes in the fair value of AFS securities from period to period are always accounted for as increases to stockholders’ equity and do not flow through our income statement. Accounting for negative changes in the fair value of AFS securities from period to period requires a three-step process involving a combination of quantitative andjudgmental evaluations. The ultimate purpose of this process is to determine whether negative MTM adjustments represent “other-than-temporary” (permanent) impairments, which flow through our GAAP income statement, or represent “temporary” impairments, which are recorded as a reduction of stockholders’ equity and do not flow through our income statement.

52   THE REDWOOD REVIEW 2ND QUARTER 2008

ACCOUNTING DISCUSSION

Accounting Discussion (continued)

▶	The diagram below and the narrative discussion that follows address the three-step process for evaluating impairments on AFS securities.

▶
The first step is to determine whether there has been an adverse change in the underlying cash flows generated by the security. A security is considered permanently impaired even if the change in projected cash flows is small relative to the resulting MTM adjustment. It is difficult to separate with precision how much of the change in fair value is driven by changes in expected cash flows versus changes in market discount rates, but during periods of market illiquidity and uncertainty (as we have encountered since late 2007), the market discount rate impact can be significant.

▶	The second step is to determine whether we have the ability and intention to hold the security.

▶
The third step requires us to evaluate whether an impaired security will recover in value within a reasonable period of time. This step is very subjective, particularly when there is turmoil and uncertainty in the capital markets.

▶
AFS securities deemed permanently impaired for accounting purposes cannot be written back up through MTM adjustments in our income statement. This does not mean the underlying security could not recover in value. If the value of an impaired security does recover, we would recognize this benefit through higher interest yields over time. Therefore, some of the securities classified as permanently impaired during recent quarters may eventually prove to have significant value to us.

THE REDWOOD REVIEW 2ND QUARTER 2008   53

ACCOUNTING DISCUSSION

Accounting Discussion (continued)

▶
The consolidated Sequoia assets are accounted for on our GAAP balance sheet as held-for-investment and are carried at their unpaid principal balances adjusted for net amortized premiums or discounts and net of any allowances for credit losses. The consolidated Sequoia liabilities are accounted for at their unpaid principal balances net of any amortized premiums or discounts.

▶
Prior to January 1, 2008, we accounted for the consolidated securities held at Acacia entities (the assets) as AFS and the consolidated ABS issued by Acacia entities (the liabilities) at cost. In our opinion, this difference in accounting treatment led to a significant discrepancy in the GAAP carrying value for our investment in Acacia entities and our estimate of economic value.

On January 1, 2008, we adopted a new accounting standard, FAS 159, and elected to fair value both the assets and liabilities of the Acacia entities. In accordance with FAS 159, we recorded a one-time, cumulative-effect adjustment to our January 1, 2008 opening balance sheet that decreased the carrying value of Acacia liabilities by $1.5 billion and increased equity. This new standard significantly reduces the disparity that existed between GAAP carrying value and our previous estimates of economic value.

▶
Under FAS 159, we are required to flow through our quarterly income statement any net change in the fair value of Acacia assets and liabilities. As a result of the measurement techniques required by FAS 159, we still expect to encounter some MTM earnings volatility in the future as a result of the consolidation of Acacia entities. During the second quarter of 2008, the fair value of our assets and derivatives declined by $32 million and the fair value of our paired liabilities declined by $4 million, for a net change of a negative $28 million.

▶
The net GAAP carrying value of our investments in Acacia in our financial statements is derived by subtracting the fair value of Acacia’s liabilities from the fair value of Acacia’s assets. In theory, fair values of Acacia’s assets and liabilities should be reasonably correlated as they are paired within the same legal structure. ABS issued by each Acacia entity will be repaid directly and solely from the cash flows generated by the assets owned by that entity. However, at any given moment, the capital markets may use different discount rates and valuation parameters for Acacia’s collateral assets relative to its ABS issued.

On June 30, 2008, the derived net GAAP carrying value of our retained Acacia investments was $41 million. This valuation was greater than our $19 million estimate of the fair value based on the value of the ABS acquired or retained using bid-side marks from third parties, plus the net present value of projected cash flows from our Acacia management fees discounted at 45% and the cash received in July and we expect to receive in August and September from equity interest distributions. We did not ascribe any value to potential future distributions from our equity interests, as more fully discussed in the Investments in Acacia module.

54   THE REDWOOD REVIEW 2ND QUARTER 2008

GLOSSARY

NOTE: Not all companies and analysts calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by Redwood may not be comparable to similarly titled measures reported by other companies.

ACACIA
Acacia is the brand name for the collateralized debt obligation (CDO) securitizations Redwood sponsors. The underlying pool of assets for these CDO securitizations generally consists of IGS and, in some pools, some below-investment-grade rated securities. The securities are backed by residential prime, alt-a, and subprime real estate loans, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from real estate assets. Redwood typically acquires a portion of the CDO credit-enhancement (or “equity”) securities issued by Acacia; these are the securities that are in the first-loss (highest risk) position with respect to absorbing any credit losses that may occur within the assets owned by the Acacia entities. Redwood may also retain or acquire Acacia ABS issued. Redwood also earns asset management fees for ongoing management of the Acacia entities.

ADJUSTABLE-RATE MORTGAGES (ARMs)
Adjustable-rate mortgages are loans that have coupons that adjust at least once per year. We make a distinction between ARMs (loans with a rate adjustment at least annually) and hybrids (loans that have a fixed-rate period of two to ten years and then become adjustable-rate).

ALT-A SECURITIES
Alt-a securities are residential mortgage-backed securities backed by loans that have higher credit quality than subprime and lower credit quality than prime. Alt-a originally represented loans with alternative documentation, but the definition has shifted over time to include loans with additional risk characteristics and a higher percentage of investor loans. In an alt-a loan, the borrower’s income may not be verified, and in some cases, may not be disclosed on the loan application. Alt-a loans may also have expanded criteria that allow for higher debt-to-income ratios with higher accompanying loan-to-value ratios than would otherwise be permissible for prime loans.

ASSET-BACKED SECURITIES (ABS)
ABS are securities backed by financial assets that generate cash flows. Each ABS issued from a securitization entity has a unique priority with respect to receiving principal and interest cash flows and absorbing any credit losses from the assets owned by the entity.

BOOK VALUE
Book value is the value of our common equity. As measured for GAAP, through December 31, 2007, reported book value generally incorporated mark-to-market adjustments for securities and interest rate agreements, but not for loans or liabilities. Beginning January 1, 2008, book value as measured for GAAP includes mark-to-market adjustments on certain assets and liabilities. We may also report management’s estimate of economic value, which is management’s estimate of the fair value of its investments net of liabilities.

COLLATERALIZED DEBT OBLIGATION (CDO) SECURITIZATIONS
The securitization of a diverse pool of assets. See “Acacia.”

THE REDWOOD REVIEW 2ND QUARTER 2008   55

GLOSSARY

CDO EQUITY SECURITIES
CDO equity securities (or CDO CES) are credit-enhancement securities that bear the initial credit losses of the assets owned by CDO securitization entities.

COMMERCIAL B-NOTE LOANS
Commercial b-note loans are structured loans that are subordinated to the more senior portions of loans secured by the same commercial real estate property.

COMMERCIAL MEZZANINE LOANS
Commercial mezzanine loans are junior subordinated loans that are not secured by a lien on commercial real estate; rather, they are secured by a pledge from an entity by its equity interests in commercial real estate.

COMMERCIAL WHOLE LOANS
Commercial whole loans are unsecuritized first-lien loans that are secured by commercial real estate.

CONDUIT
A conduit is an entity that acquires closed loans from originators, accumulates loans over a period, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be made through bulk whole loan sales.

CORE EARNINGS
Core earnings is not a measure of earnings in accordance with GAAP. In calculating core earnings, we attempt to strip some of the elements out of GAAP income that we believe are temporary, one-time, or non-economic in nature, or that primarily relate to the past with little relevance to the future. In calculating core earnings, we are trying to show the trend of underlying ongoing earnings. For example, we sell assets from time to time as part of our ongoing portfolio management activities. These sales can produce material gains and losses that can obscure the underlying trend of our long-term portfolio earnings. Thus, we exclude realized gains and losses resulting from asset sales and calls that are included in GAAP income. Similarly, we exclude gains from calls of residential credit-enhancement securities, as these are essentially sales of assets. GAAP income also include mark-to-market income and expenses for some of our assets and interest rate agreements. These are unrealized fair value fluctuations, and we exclude them from core earnings. Core earnings also exclude other one-time expenses such as severance.

CORE EQUITY (CORE BOOK VALUE)
Core equity is not a measure calculated in accordance with GAAP. GAAP equity includes mark-to-market adjustments for some of our assets and interest rate agreements (“accumulated other comprehensive income”). Core equity excludes these mark-to-market adjustments. Core equity in some ways approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 2 of the Appendix.

CONSTANT (OR CONDITIONAL) PREPAYMENT RATE (CPR)
Constant (or conditional) prepayment rate (CPR) is an industry-standard measure of the speed at which mortgage loans prepay. It approximates the annual percentage rate at which a pool of loans is paying down due to principal prepayments.

CREDIT-ENHANCEMENT SECURITIES (CES)
Credit-enhancement securities (CES) absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced because they carry less credit risk. Our definition of CES includes all the below investment-grade rated bonds issued from a securitization. These securities are also referred to as subordinated securities or B-pieces. For a typical securitization of prime residential loans, there are three CES: the first-loss, second-loss, and third-loss bonds. The first-loss security takes the initial risk of credit loss. If credit losses within the securitized asset pool exceed the principal value of the first-loss security, the second-loss security is at risk. If cumulative losses exceed the principal value of the first- and second-loss securities, then the third-loss security is at risk. Generally, for these securitizations, the third-loss security has a credit rating of BB, the second-loss security has a credit rating of B, and the first-loss security is unrated. Other types of securitizations, such as commercial, CDO, subprime residential, and some alt-a residential transactions, may be structured differently. Nevertheless, the non-investment grade rated securities issued from these securitizations function as credit-enhancement securities in these transactions.

56   THE REDWOOD REVIEW 2ND QUARTER 2008

GLOSSARY

GAAP
Generally Accepted Accounting Principles in the United States.

GSEs (GOVERNMENT-SPONSORED ENTERPRISES)
GSEs are government-sponsored enterprises, including the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan and Mortgage Corporation (Freddie Mac).

INTEREST-ONLY SECURITIES (IOs)
Interest-only securities (IOs) are specialized securities created by securitization entities where the projected cash flows generated by the underlying assets exceed the cash flows projected to be paid to the ABS issued that have principal balances. They receive interest payments calculated by a formula wherein cash flows on IOs vary as a function of interest payments generated by the underlying assets within a securitization or as a function of the spread between the yield on the loans owned by a securitization entity and the cost of funds of the securities issued by that entity. Typically, IOs do not have a principal balance and they will not receive principal payments. Interest payments to IOs usually equal an interest rate formula multiplied by a “notional” principal balance. The notional principal balances for IOs are typically reduced over time as the actual principal balances of the underlying pools of assets pay down, thus reducing the cash flows to the IOs over time. Cash flows on IOs are typically reduced more quickly if asset prepayments accelerate.

LEVERAGE RATIOS
We use collateralized debt to finance the accumulation of assets prior to sale to a securitization entity and to finance investments in high-quality loans and IGS. We currently have very low levels of recourse debt. However, because of the consolidation of independent securitization entities, it appears on our GAAP consolidated financial statements that Redwood is highly leveraged, with total consolidated liabilities significantly greater than equity. The obligations of these securitization entities are not obligations of Redwood. When determining Redwood’s financial leverage, traditional leverage ratios may be misleading in some respects if consolidated ABS issued from securitization entities are included as part of Redwood’s obligations when calculating this or similar ratios.

LONG-TERM DEBT AT REDWOOD
Long-term debt at Redwood is debt that is an obligation of Redwood that is not payable within a year and includes junior subordinated notes and trust preferred securities. We generally treat long-term debt as part of our capital base when it is not payable in the near future. We may issue other forms of long-term debt in the future.

MARK-TO-MARKET ACCOUNTING
Mark-to-market accounting uses estimated fair values of assets, liabilities, and hedges. Many of our assets are carried on our balance sheet at their fair value rather than historical amortized cost. Through December 31, 2007 changes in the fair value of some of our assets and hedges are reported through our income statement. Beginning January 1, 2008 we began to use mark-to-market accounting for income statement purposes for a wider variety of assets and liabilities. This will likely make quarter-to-quarter GAAP income trends more volatile. Taxable income is generally not affected by market valuation adjustments.

THE REDWOOD REVIEW 2ND QUARTER 2008   57

GLOSSARY

NEGATIVE AMORTIZATION ADJUSTABLE-RATE MORTGAGES
(NEG AM ARMs, OPTION ARMs, OR MTA ARMs)
Negative amortization ARMs (neg am ARMs, option ARMs, pay option ARMs, or monthly treasury average (MTA) ARMs) are adjustable-rate mortgages that allow the borrower to choose between different payment options. These options allow the borrower to make minimum payments, or other payments that are less than the interest accrued on the mortgage during that period. As a result of this feature, the borrower’s loan balance may increase, causing negative amortization of the loan balance.

NET INTEREST MARGIN SECURITIES (NIMs)
Net interest margin securities (NIMs) are securities backed by cash flows that otherwise would be payable to the residual security. Through a new securitization, cash flows are diverted from the residual to pay the NIM principal in addition to paying a coupon on the NIM, and thus, NIMs tend to have short-averaged lives. Ratings on NIMs can range from AAA to single-B.

NON-PRIME SECURITIES
Non-prime securities are alt-a and subprime securities. See definitions of alt-a and subprime securities.

OPTION ARMs
See negative amortization adjustable-rate mortgages.

OTHER REAL ESTATE INVESTMENTS
Other real estate investments (OREI) include IOs, NIMs, and residuals. We have elected to classify these investments as trading instruments under GAAP. These assets are reported at fair value with changes in fair values recognized in our income statements.

PRIME RESIDENTIAL REAL ESTATE LOANS
Prime loans are residential loans with high quality credit characteristics, such as borrowers with high FICO credit scores, lower loan-to-value ratios, lower debt-to-income ratios, greater levels of other assets, and more documentation.

PRIME SECURITIES
Prime securities are residential mortgage-backed securities backed by high credit-quality loans, generally with balances greater than conforming loan limits. Prime securities are typically backed by loans that have relatively high weighted average FICO scores (700 or higher), low weighted average LTVs (75% or less), limited concentrations of investor properties, and low percentages of loans with low FICO or high LTV.

PROFITABILITY RATIOS
Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin when analyzing financial institutions. These are asset-based measures. Because we consolidate the assets and liabilities of securitization entities for GAAP purposes, our total GAAP assets and liabilities may vary over time, and may not be comparable in economic reality to assets typically used in profitability calculations for other financial institutions. As a result, we believe equity-based profitability ratios may be more appropriate than asset-based measures for analyzing Redwood’s operations. We believe, for example, that net interest income as a percentage of equity is a useful measure of profitability. For operating expenses, we believe useful measures are operating efficiency ratio (operating expenses as a percentage of net interest income) and operating expenses as a percentage of equity.

58   THE REDWOOD REVIEW 2ND QUARTER 2008

GLOSSARY

REAL ESTATE INVESTMENT TRUST (REIT)
A REIT is an entity that makes a tax election to be taxed as a REIT, invests in real estate assets, and meets other REIT qualifications, including the distribution as dividends of at least 90% of REIT taxable income. A REIT’s profits are not taxed at the corporate level to the extent that these profits are distributed as dividends to stockholders, providing an operating cost savings. On the other hand, the requirement to pay out as dividends most of the REIT profits means it can be harder for a REIT to grow if using only internally-generated funds (as opposed to issuing new stock).

REDWOOD DEBT
Debt that is an obligation of Redwood. See Long-term Debt at Redwood and Short-term Debt at Redwood.

REIT RETAINED TAXABLE INCOME
REIT retained taxable income is not a measure calculated in accordance with GAAP. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes paid at the REIT level. A reconciliation of REIT retained taxable income to GAAP income appears in Table 3 in the Appendix.

REIT SUBSIDIARY
A REIT subsidiary is a subsidiary of a REIT that is taxed as a REIT.

REIT TAXABLE INCOME
REIT taxable income is not a measure calculated in accordance with GAAP. REIT taxable income is pre-tax income calculated for tax purposes at Redwood including only its REIT subsidiaries (i.e., excluding its taxable subsidiaries). REIT taxable income is an important measure as it is the basis of our dividend distribution requirements. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT, we are not subject to corporate income taxes on the REIT taxable income we distribute. We pay income tax on the REIT taxable income we retain (up to 10% of total REIT taxable income). A reconciliation of REIT taxable income to GAAP income appears in Table 3 in the Appendix.

RESIDUALS
Residuals are first-loss securities that are not rated by a rating agency. Residuals are called such because they get the last (or residual) claim on the cash flow from a securitization after ABS debt interest expense, losses, and servicing fees have been deducted from the interest paid by the underlying assets. The value of residual securities can vary greatly and is highly dependent on prepayment speeds. The value is also dependent on the level and timing of credit losses, but often is not as sensitive to losses as it is to prepayment speeds. These securities perform poorly when prepayments are fast and losses are higher than expected.

RETURN ON EQUITY (ROE) AND ADJUSTED RETURN ON EQUITY
ROE is the amount of profit we generate each year per dollar of equity capital and equals GAAP income divided by GAAP equity. Adjusted ROE is GAAP income divided by core equity. Core equity excludes balance sheet mark-to-market adjustments. Thus, only those market value changes that are included in our income statement will affect adjusted ROE. A reconciliation of ROE to adjusted ROE appears in Table 7 in the Appendix.

SEQUOIA
Sequoia is the brand name for securitizations of residential real estate loans Redwood sponsors.

THE REDWOOD REVIEW 2ND QUARTER 2008   59

GLOSSARY

SHORT-TERM DEBT AT REDWOOD
Short-term debt at Redwood is debt that is an obligation of Redwood payable within a year. We obtain this debt from a variety of Wall Street firms, banks, and other institutions. As another form of short-term debt, we have issued collateralized commercial paper in the past and may issue other forms of short-tem debt in the future.

SUBPRIME SECURITIES
Subprime securities are residential mortgage-backed securities backed by loans to borrowers who have impaired credit histories, and who appear to exhibit the ability to repay the current loan. Typically, these borrowers have lower credit scores and/or other credit deficiencies that prevent them from qualifying for prime or alt-a mortgages and may have experienced credit problems in the past, such as late payments or bankruptcies. To compensate for the greater risks and higher costs to service the loans, subprime borrowers pay higher interest rates, points, and origination fees.

Typical characteristics of subprime loan pools include more than 60% of loans with FICO scores below 680, weighted average LTVs over 85%, more than 70% of loans with LTVs over 75%, and loans with LTVs over 80% with no mortgage insurance.

TAXABLE SUBSIDIARY
A taxable subsidiary is a subsidiary of a REIT that is not taxed as a REIT and thus pays taxes on its income. A taxable subsidiary is not limited to investing in real estate and it can choose to retain all of its after-tax profits.

TOTAL RETAINED TAXABLE INCOME
Total retained taxable income is not a measure calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to shareholders and taxes. It also includes all of the taxable income earned at our taxable subsidiaries, less corporate income taxes paid, as we generally retain the after-tax income at the subsidiary level. A reconciliation of total retained taxable income to GAAP income appears in Table 3 in the Appendix.

TOTAL TAXABLE INCOME
Total taxable income is not a measure calculated in accordance with GAAP. Total taxable income is pre-tax income for Redwood and all its subsidiaries as calculated for tax purposes. Taxable income calculations differ significantly from GAAP income calculations. A reconciliation of total taxable income to GAAP income appears in Table 3 in the Appendix.

60   THE REDWOOD REVIEW 2ND QUARTER 2008

Table 1: GAAP Earnings ($ in thousands, except per share data)	62

										Six	Six
	2008	2008	2007	2007	2007	2007	2006	2006	2006	Months	Months
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	2008	2007

Interest income	$140,445	$171,977	$193,728	$207,023	$208,708	$210,372	$213,504	$217,504	$214,544	$312,422	$419,080
Net securities discount amortization income	6,258	10,864	18,869	20,514	23,849	20,268	18,665	17,842	13,234	17,122	44,117
Other investment interest income	514	732	984	1,143	464	-	-	-	-	1,246	464
Net loan premium amortization expense	(10,215)	(7,509)	(6,656)	(8,349)	(10,863)	(11,705)	(13,272)	(11,232)	(12,046)	(17,724)	(22,568)
(Provision for) reversal of credit reserve	(10,061)	(8,058)	(4,972)	(1,507)	(2,500)	(3,829)	(1,506)	(465)	2,506	(18,119)	(6,329)
Total GAAP interest income	126,941	168,006	201,953	218,824	219,658	215,105	217,391	223,649	218,238	294,947	434,764
Management fee income	1,319	1,613	1,866	1,893	1,481	1,168	993	928	645	2,932	2,649

Short-term debt - Redwood	(68)	(182)	(377)	(5,858)	(22,700)	(31,094)	(16,520)	(9,422)	(1,822)	(250)	(53,794)

ABS interest expense consolidated from trusts	(95,313)	(125,042)	(149,665)	(157,554)	(141,993)	(132,561)	(153,036)	(166,105)	(172,304)	(220,355)	(274,554)
ABS issuance expense amortization	(1,921)	(2,093)	(4,644)	(4,616)	(5,681)	(7,068)	(7,897)	(5,786)	(6,079)	(4,014)	(12,749)
ABS interest rate agreement income	(1,246)	(1,245)	1,265	1,959	3,358	1,646	2,497	3,317	3,678	(2,491)	5,004
ABS issuance premium amortization income	1,955	2,183	1,930	2,096	2,294	1,869	1,529	2,395	2,363	4,138	4,163
Total consolidated ABS expense	(96,525)	(126,197)	(151,114)	(158,115)	(142,022)	(136,114)	(155,914)	(165,251)	(171,697)	(222,722)	(278,136)

Long-term debt - Redwood	(2,233)	(2,533)	(3,055)	(3,150)	(2,516)	(2,056)	(423)	-	-	(4,766)	(4,572)

GAAP net interest income before market valuation adjustments	29,434	40,707	49,273	53,594	53,901	47,009	44,534	48,976	44,719	70,141	100,910
Market valuation adjustments, net	(60,619)	(193,932)	(1,118,989)	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(2,995)	(254,551)	(39,694)
Net interest (loss) income	(31,185)	(153,225)	(1,069,716)	(49,172)	24,471	36,745	43,130	43,719	41,724	($184,410)	$61,216

Fixed compensation expense	(4,648)	(5,674)	(4,316)	(4,560)	(4,286)	(4,616)	(3,688)	(3,437)	(3,310)	(10,322)	(8,902)
Variable compensation expense	(330)	(1,857)	(434)	1,096	(198)	(2,251)	(1,666)	(2,630)	(1,900)	(2,187)	(2,449)
Equity compensation expense	(3,502)	(3,306)	(2,767)	(2,593)	(3,540)	(3,349)	(3,233)	(2,579)	(2,991)	(6,808)	(6,889)
Severance expense	-	-	(1,340)	-	-	(2,380)	-	-	-	-	(2,380)
Other operating expense	(5,767)	(5,502)	(7,337)	(5,455)	(4,670)	(4,479)	(4,732)	(4,425)	(5,149)	(11,269)	(9,149)
Due diligence expenses	(8)	(10)	(75)	(220)	(78)	(707)	(532)	(384)	(2,687)	(18)	(785)
Total GAAP operating expenses	(14,255)	(16,349)	(16,269)	(11,732)	(12,772)	(17,782)	(13,851)	(13,455)	(16,037)	(30,604)	(30,554)

Realized gains (losses) sales	2,909	(3)	7,199	(1,460)	1,428	303	5,308	4,968	8,241	2,906	1,731
Realized (losses) gain on calls	(72)	45	(126)	3,284	1,310	843	1,511	722	747	(27)	2,153
Total realized gains, net	2,837	42	7,073	1,824	2,738	1,146	6,819	5,690	8,988	2,879	3,884

Minority interest in Opportunity Fund	(2,369)	(255)	-	-	-	-	-	-	-	(2,624)	-
(Provision) credit for income taxes	(937)	(1,800)	1,467	(1,837)	(3,021)	(1,800)	(407)	(3,538)	(3,265)	(2,737)	(4,821)
GAAP net (loss) income	($45,909)	($171,587)	($1,077,445)	($60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	($217,496)	$29,725

Diluted average shares	32,871	32,511	29,531	27,892	28,165	27,684	27,122	26,625	26,109	32,691	27,918
GAAP net (loss) income per share	($1.40)	($5.28)	($36.49)	($2.18)	$0.41	$0.66	$1.32	$1.22	$1.20	$ (6.65)	$1.06

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 1: GAAP Earnings

Table 2: Core Earnings ($ in thousands, except per share data)

										Six	Six
	2008	2008	2007	2007	2007	2007	2006	2006	2006	Months	Months
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	2008	2007

GAAP net (loss) income	$(45,909)	$(171,587)	$(1,077,445)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$(217,496)	$29,725

Not included in core earnings
Severance expense	-	-	(1,340)	-	-	(2,380)	-	-	-	-	(2,380)
Realized gains (losses) on sales	2,909	(3)	7,199	(1,460)	1,428	303	5,308	4,968	8,241	2,906	1,731
Realized (losses) gains on calls	(72)	45	(126)	3,284	1,310	843	1,511	722	747	(27)	2,153
Market valuation adjustments, net	(60,619)	(193,932)	(1,118,989)	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(2,995)	(254,551)	(39,694)

Total GAAP / core earnings differences	(57,782)	(193,890)	(1,113,256)	(100,942)	(26,692)	(11,498)	5,415	433	5,993	(251,672)	(38,190)
Core earnings	$11,873	$22,303	$35,811	$40,025	$38,108	$29,807	$30,276	$31,983	$25,417	$34,176	$67,915

Per share analysis
GAAP net (loss) income	($1.40)	($5.28)	($36.49)	$(2.18)	$0.41	$0.66	$1.32	$1.22	$1.20	$(6.65)	$1.06

Not included in core earnings
Severance expense	-	-	(0.05)	-	-	(0.09)	-	-	-	0.00	(0.09)
Realized gains (losses) on sales	0.08	-	0.25	(0.05)	0.05	0.01	0.20	0.19	0.32	0.08	0.06
Realized (losses) gains on calls	0.00	-	-	0.13	0.05	0.03	0.05	0.03	0.03	(0.00)	0.08
Market valuation adjustments, net	(1.84)	(5.96)	(37.90)	(3.69)	(1.04)	(0.37)	(0.05)	(0.20)	(0.11)	(7.79)	(1.42)
GAAP / core earnings differences per share	(1.76)	(5.96)	(37.70)	(3.61)	(0.94)	(0.42)	0.20	0.02	0.23	(7.71)	(1.37)

Core earnings per share	$0.36	$0.68	$1.21	$1.43	$1.35	$1.08	$1.12	$1.20	$0.97	$1.06	$2.43

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 2: Core Earnings	63

Table 3: Taxable Income and GAAP (Loss) Income Differences ($ in thousands, except per share data)	64

	Estimated		Estimated				Actual			Estimated	Estimated
										Six	Six
	2008	2008	2007	2007	2007	2007	2006	2006	2006	Months	Months
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	2008	2007

GAAP net (loss) income	$(45,909)	$(171,587)	$(1,077,445)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$(217,496)	$29,725
Difference in taxable income calculations
Amortization and credit losses	(7,377)	6,094	(14,330)	10,426	10,298	10,417	13,740	12,558	12,779	(1,283)	20,715
Operating expenses	706	1,491	9,409	(2,080)	(2,921)	(1,713)	(12,079)	2,545	(288)	2,197	(4,634)
Gross realized (gains) losses on calls and sales	(5,834)	(5,266)	(5,089)	(3,073)	(3,589)	954	(5,499)	(1,141)	(699)	(11,100)	(2,635)
Market valuation adjustments, net	60,619	193,932	1,118,989	102,766	29,430	10,264	6,571	484	2,305	254,551	39,694
Provision (credit) for income taxes	1,447	1,158	(2,111)	1,523	1,662	1,800	405	4,123	3,265	2,605	3,462
Total differences in GAAP and taxable income	49,561	197,409	1,106,868	109,562	34,880	21,722	3,138	18,569	17,362	246,970	56,602

Taxable income	$3,652	$25,822	$29,423	$48,645	$46,296	$40,031	$38,829	$50,985	$48,772	$29,474	$86,327

REIT taxable income	$4,414	$24,734	$32,028	$48,591	$45,233	$35,112	$41,555	$45,751	$45,040	$29,148	$80,345
Taxable (loss) income in taxable subsidiaries	(762)	1,088	(2,605)	54	1,063	4,919	(2,727)	5,234	3,732	326	5,982
Total taxable income	$3,652	$25,822	$29,423	$48,645	$46,296	$40,031	$38,828	$50,985	$48,772	$29,474	$86,327

After-tax
Retained REIT taxable income (1)	$ -	$ -	$ -	$ -	$ -	$ -	$2,010	$2,500	$ 2,166	$ -	$ -
Retained taxable (loss) income in taxable subsidiaries	(444)	633	(3,576)	34	663	3,068	(1,175)	3,156	2,032	189	3,731
Total retained taxable income	$(444)	$633	$(3,576)	$34	$663	$3,068	$835	$5,656	$4,198	$189	$3,731

Shares used for taxable EPS calculation	33,184	32,710	32,385	27,986	27,816	27,129	26,733	26,053	25,668	32,947	27,473
REIT taxable income per share (2)	$0.13	$0.76	$0.99	$1.74	$ 1.63	$ 1.29	$1.55	$1.76	$1.75	$0.89	$2.92
Taxable (loss) income in taxable subsidiaries per share	$(0.02)	$0.03	$(0.08)	$0.00	$ 0.03	$ 0.19	$(0.10)	$0.20	$0.16	$0.01	$0.22
Total taxable income per share (2)	$0.11	$0.79	$0.91	$1.74	$ 1.66	$ 1.48	$1.45	$1.96	$1.91	$0.90	$3.14
Total retained taxable (loss) income (after-tax)	$(0.01)	$0.02	$(0.11)	$0.00	$ 0.02	$ 0.11	$0.03	$0.22	$0.16	$0.01	$0.13

(1) Adjusted this quarter to reflects the amendment to our taxable income distribution policy approved by our board of directors during the third quarter of 2008 to distribute 100% of our REIT taxable income for 2007 and 2008.

(2) REIT taxable income per share and taxable income per share per quarter is based on the number of shares outstanding at the end of each quarter. REIT taxable income and taxable income per share for the year is the sum of the four quarterly per share amounts.

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 3: Taxable Income and GAAP (Loss) Income Differences ($ in thousands, except per share data)

Table 4: Retention and Distribution of Taxable Income ($ in thousands, except per share data)

	Estimated		Estimated				Actual			Estimated	Estimated
										Six	Six
	2008	2008	2007	2007	2007	2007	2006	2006	2006	Months	Months
	Q1	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	2008	2007

Dividends declared	$ 24,887	$ 24,532	$ 80,496	$ 20,989	$ 20,862	$ 20,347	$ 97,665	$ 18,237	$ 17,967	$ 49,419	$ 41,209
Dividend deductions on stock issued through DSPP	288	192	2,605	81	933	660	812	177	239	480	1,593
Total dividend deductions	$ 25,175	$ 24,724	$ 83,101	$ 21,070	$ 21,795	$ 21,007	$ 98,477	$ 18,414	$ 18,206	$ 49,899	$ 42,802

Regular dividend per share	$ 0.75	$ 0.75	$ 0.75	$ 0.75	$ 0.75	$ 0.75	$ 0.70	$ 0.70	$ 0.70	$ 1.50	$ 1.50
Special dividend per share	-	-	2.00	-	-	-	3.00	-	-	-	-
Total dividends per share	$ 0.75	$ 0.75	$ 2.75	$ 0.75	$ 0.75	$ 0.75	$ 3.70	$ 0.70	$ 0.70	$ 1.50	$ 1.50

Undistributed REIT taxable income at beginning of period (pre-tax):	$ 64,485	$ 64,475	$ 115,548	$ 88,027	$ 64,589	$ 50,484	$ 111,411	$ 88,420	$ 65,850	$ 64,475	$ 50,484
REIT taxable income (pre-tax)	4,414	24,734	32,028	48,591	45,233	35,112	41,555	45,751	45,040	29,148	80,345
Permanently retained (pre-tax) (1)	-	-	-	-	-	-	(4,005)	(4,346)	(4,263)	-	-
Dividend of 2005 income	-	-	-	-	-	-	-	(15,581)	(18,207)	-	-
Dividend of 2006 income	-	-	-	(7,682)	(21,795)	(21,007)	(98,477)	(2,833)	-	-	(42,802)
Dividend of 2007 income	(25,175)	(24,724)	(83,101)	(13,388)	-	-	-	-	-	(49,899)	-
Undistributed REIT taxable income at period end (pre-tax):	$ 43,724	$ 64,485	$ 64,475	$ 115,548	$ 88,027	$ 64,589	$ 50,484	$ 111,411	$ 88,420	$ 43,724	$ 88,027

Undistributed REIT taxable income (pre-tax) at period end
From 2005's income	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 15,581	$ -	$ -
From 2006's income	-	-	-	-	7,682	29,477	50,484	111,411	72,839	-	7,682
From 2007's income	14,576	39,751	64,475	115,548	80,345	35,112	-	-	-	14,576	80,345
From 2008's income	29,148	24,734	-	-	-	-	-	-	-	29,148	-
Total	$ 43,724	$ 64,485	$ 64,475	$ 115,548	$ 88,027	$ 64,589	$ 50,484	$ 111,411	$ 88,420	$ 43,724	$ 88,027

Shares outstanding at period end	33,184	32,710	32,385	27,986	27,816	27,129	26,733	26,053	25,668	33,184	27,816
Undistributed REIT taxable income (pre-tax)
per share outstanding at period end	$ 1.32	$ 1.97	$ 1.99	$ 4.13	$ 3.16	$ 2.38	$ 1.89	$ 4.28	$ 3.44	$ 1.32	$ 3.16

(1) Adjusted this quarter to reflect the decision in August 2008 by our board of directors to distribute 100% of our REIT taxable income for 2007 and 2008.

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 4: Retention and Distribution of Taxable Income	65

Table 5: Components of Book Value ($ in millions)	66

	2008	2008	January 1,	2007	2007	2007	2007
	Q2	Q1	2008	Q4	Q3	Q2	Q1

Assets at Redwood
Residential CES
Prime	$ 79	$ 78	$ 128	$ 128	$ 132	$ 189	$ 181
Non-prime	9	10	23	23	45	70	75
Total Residential CES at Redwood	88	88	151	151	177	259	256

Residential IGS	160	26	12	12	61	204	106
Commercial CES	91	100	148	148	159	186	198
Real estate loans	4	5	4	4	6	878	1,256
CDO	14	15	21	21	9	24	24
Other real estate investments	-	3	12	12	24	32	47
Total securities & loans at Redwood	357	237	348	348	436	1,583	1,887

Cash and cash equivalents	148	257	290	290	310	83	92
Other assets (1)	27	35	67	67	118	109	120
Other liabilities (2)	(37)	(34)	(41)	(41)	(89)	(88)	(65)

Short-term debt - Redwood	(9)	(2)	(8)	(8)	(39)	(849)	(1,880)
Madrona commercial paper	-	-	-	-	(5)	(5)	(5)
Total Redwood debt	(9)	(2)	(8)	(8)	(44)	(854)	(1,885)

Investments in Sequoia
Total assets	6,414	6,800	7,205	7,205	7,624	7,473	7,424
Total liabilities	(6,274)	(6,654)	(7,059)	(7,059)	(7,376)	(7,238)	(7,203)
Net investments in Sequoia	140	146	146	146	248	235	221

Investments in Acacia
Total assets	1,091	1,269	2,107	2,107	2,795	3,433	3,424
Total liabilities	(1,050)	(1,201)	(2,023)	(3,492)	(3,475)	(3,475)	(2,770)
Net investments in Acacia	41	68	84	(1,385)	(680)	(42)	654

Investments in Opportunity Fund
Total assets	94	36	15	15	-	-	-
Total liabilities & minority interest	(47)	(8)	-	-	-	-	-
Net investments in Opportunity Fund	47	28	15	15	-	-	-

Long-term debt - Redwood	(150)	(150)	(150)	(150)	(150)	(150)	(100)

Total GAAP equity	$ 564	$ 585	$ 751	$ (718)	$ 149	$ 876	$ 924

(1) Other assets includes deferred ABS issuance costs, derivative assets, accrued interest recievable, deferred tax assets, restricted cash, and other assets.

(2) Other liabilities include derivative liabilities, accrued interest payable, dividends payable, accrued expenses, and other liabilities.

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 5: Components of Book Value

Table 6 : Book Value and Other Ratios ($ in millions, except per share data)

	2008	2008	January 1,	2007	2007	2007	2007	2006	2006	2006
	Q2	Q1	2008 (1)	Q4	Q3	Q2	Q1	Q4	Q3	Q2

Total Redwood debt	$ 9	$ 2	$ 8	$ 8	$ 39	$ 849	$ 1,880	$ 1,856	$ 510	$ 529
Subordinated notes	150	150	150	150	150	150	100	100	-	-
Redwood obligations	$ 159	$ 152	$ 158	$ 158	$ 189	$ 999	$ 1,980	$ 1,956	$ 510	$ 529

GAAP stockholders' equity	$ 564	$ 585	$ 751	$ (718)	$ 149	$ 876	$ 924	$ 1,003	$ 1,043	$ 1,004

Redwood obligations to equity	0.3x	0.3x	0.2x	(0.2)x	1.3x	1.1x	2.1x	2.0x	0.5x	0.5x
Redwood obligations to (equity + Redwood obligations)	22%	21%	17%	-28%	56%	53%	68%	66%	33%	35%

Redwood obligations	$ 159	$ 152	$ 158	$ 158	$ 189	$ 999	$ 1,980	$ 1,956	$ 510	$ 529
ABS obligations of consolidated entities	7,110	7,591	8,839	10,329	10,803	10,675	9,947	9,979	11,554	11,898
GAAP debt	$ 7,269	$ 7,743	$ 8,997	$ 10,487	$ 10,992	$ 11,674	$ 11,927	$ 11,935	$ 12,064	$ 12,427

GAAP debt to equity	12.9x	13.2x	12.0x	(14.6)x	73.8x	13.3x	12.9x	11.9x	11.6x	12.4x
GAAP debt to (equity + GAAP debt)	93%	93%	92%	107%	99%	93%	93%	92%	92%	93%

GAAP stockholders' equity	$ 564	$ 585	$ 751	$ (718)	$ 149	$ 876	$ 924	$ 1,003	$ 1,043	$ 1,004
Balance sheet mark-to-market adjustments	(68)	(93)	(99)	(574)	(735)	(81)	(6)	93	95	91
Core equity	$ 632	$ 678	$ 850	$ (145)	$ 884	$ 957	$ 930	$ 910	$ 948	$ 913

Shares outstanding at period end	33,184	32,710	32,385	32,385	27,986	27,816	27,129	26,733	26,053	25,668

GAAP equity per share (2)	$ 17.00	$ 17.89	$ 23.18	$ (22.18)	$ 5.32	$ 31.50	$ 34.06	$ 37.51	$ 40.02	$ 39.13
Core equity per share	$ 19.05	$ 20.74	$ 26.24	$ (4.46)	$ 31.58	$ 34.40	$ 34.29	$ 34.02	$ 36.38	$ 35.58

(1) On January 1, 2008 we elected the fair value option for the assets and liabilities of Acacia and certain other assets.

(2) At June 30, 2008 we estimate the economic book value was $555 million, or $16.72 per share. This is the GAAP book value of $564 million ($17.00 per share) adjusted for our estimates of fair value of our investments in Acacia and Sequoia of negative $87 million (negative $2.62 per share), and an adjustment to the fair value of the subordinated notes issued of positive $78 million (positive $2.34 per share). This is reconciled to GAAP in the table on page 8 of this Review.

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 6: Book Value and Other Ratios	67

Table 7: Profitability Ratios ($ in thousands)	68

										Six	Six
	2008	2008	2007	2007	2007	2007	2006	2006	2006	Months	Months
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	2008	2007

Interest income	$ 126,941	$ 168,006	$ 201,952	$ 218,824	$ 219,658	$ 215,106	$ 217,391	$ 223,649	$ 218,238	$ 294,947	$ 434,764
Average consolidated earning assets	$ 8,112,607	$ 9,101,313	$ 11,521,330	$ 12,193,242	$ 12,301,562	$ 12,279,814	$ 12,498,889	$ 12,860,488	$ 13,581,710	$ 8,612,091	$ 12,291,559
Asset yield	6.26%	7.38%	7.01%	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	6.85%	7.07%

Interest expense	$ (98,826)	$ (128,912)	$ (152,679)	$ (165,230)	$ (167,238)	$ (169,264)	$ (172,857)	$ (174,673)	$ (173,519)	$ (227,738)	$ (336,502)
Average consolidated interest-bearing liabilities	$ 7,499,474	$ 8,383,296	$ 10,716,433	$ 11,376,762	$ 11,580,196	$ 11,623,627	$ 11,836,717	$ 12,332,390	$ 13,055,417	$ 7,941,385	$ 11,603,779
Cost of funds	5.27%	6.15%	5.70%	5.81%	5.78%	5.82%	5.84%	5.67%	5.32%	5.74%	5.80%

Asset yield	6.26%	7.38%	7.01%	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	6.85%	7.07%
Cost of funds	(5.27%)	(6.15%)	(5.70%)	(5.81)%	(5.73)%	(5.78)%	(5.84)%	(5.67)%	(5.32)%	(5.74%)	(5.80%)
Interest rate spread	0.99%	1.23%	1.31%	1.37%	1.41%	1.22%	1.12%	1.29%	1.11%	1.11%	1.27%

Net interest income before market valuation adjustments	$ 29,434	$ 40,726	$ 49,273	$ 53,594	$ 53,901	$ 47,010	$ 44,534	$ 48,976	$ 44,719	$ 70,160	$ 100,911
Average consolidated earning assets	$ 8,112,607	$ 9,101,313	$ 11,521,330	$ 12,193,242	$ 12,301,562	$ 12,279,814	$ 12,498,889	$ 12,860,488	$ 13,581,710	$ 8,612,091	$ 12,291,559
Net interest margin	1.45%	1.79%	1.71%	1.76%	1.75%	1.75%	1.43%	1.52%	1.32%	1.63%	1.64%

Net interest income before market valuation adjustments	$ 29,434	$ 40,726	$ 49,273	$ 53,594	$ 53,901	$ 47,010	$ 44,534	$ 48,976	$ 44,719	$ 70,160	$ 100,911
Net interest income / average core equity	18.22%	19.77%	27.91%	22.48%	22.66%	20.33%	19.28%	21.02%	19.91%	19.15%	21.51%

Operating expenses (excluding severance expense)	$ 14,255	$ 16,348	$14,929	$11,732	$12,772	$17,782	$13,851	$13,455	$16,037	$30,603	$30,554

Average total assets	$ 8,173,483	$ 9,232,308	$ 10,866,153	$ 12,232,304	$ 12,688,468	$ 12,865,979	$ 13,041,794	$ 13,480,361	$ 14,168,755	$ 8,703,015	$ 12,779,089
Average total equity	$ 562,173	$ 720,035	$ 97,534	$ 851,869	$ 946,454	$ 1,008,688	$ 1,008,863	$ 1,011,609	$ 980,402	$ 638,716	$ 977,068

Operating expenses / net interest income	48.43%	40.14%	30.30%	21.89%	23.70%	32.76%	31.10%	27.47%	35.86%	43.62%	30.28%
Operating expenses / average total assets	0.70%	0.71%	0.55%	0.38%	0.40%	0.48%	0.42%	0.40%	0.45%	0.70%	0.48%
Operating expenses / average total equity	10.14%	9.08%	61.23%	5.51%	5.40%	6.11%	5.49%	5.32%	6.54%	9.58%	6.25%

GAAP net (loss) income	$ (45,909)	$ (171,584)	$ (1,077,445)	$ (60,917)	$ 11,416	$ 18,309	$ 35,691	$ 32,416	$ 31,410	$ (217,493)	$ 29,725
GAAP net (loss) income / average total assets	(2.25%)	(7.43%)	(39.66%)	(1.99)%	0.36%	0.57%	1.09%	0.96%	0.89%	(5.00%)	0.47%
GAAP net (loss) income / average equity (GAAP ROE)	(32.67%)	(95.32%)	(4418.75%)	(28.60)%	4.82%	7.26%	14.15%	12.82%	12.82%	(68.10%)	6.08%
GAAP net (loss) income / average core equity (adjusted ROE)	(28.42%)	(83.31%)	(610.31%)	(25.55)%	4.80%	7.92%	15.45%	13.91%	13.98%	(59.37%)	6.34%

Core earnings	$ 11,873	$ 22,303	$ 35,811	$ 40,025	$ 38,108	$ 29,807	$ 30,276	$ 31,983	$ 25,417	$ 34,176	$ 67,915
Average core equity	$ 646,211	$ 823,843	$ 706,167	$ 953,602	$ 951,378	$ 925,128	$ 923,856	$ 932,030	$ 898,409	$ 732,639	$ 938,212
Core earnings / average core equity (core ROE)	7.35%	10.83%	20.28%	16.79%	16.02%	12.89%	13.11%	13.73%	11.32%	9.33%	14.48%

Note: All percentages in this table are shown on an annualized basis.

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 7: Profitability Ratios

Table 8: Average Balance Sheet ($ in thousands)

							Six	Six
	2008	2008	2007	2007	2007	2007	Months	Months
	Q2	Q1	Q4	Q3	Q2	Q1	2008	2007
Amortized Cost

Residential CES at Redwood
Prime	$ 111,860	$ 164,621	$ 159,699	$ 133,552	$ 141,226	$ 124,513	$ 138,240	$ 132,869
Non-prime	10,502	26,349	38,788	80,689	74,449	72,918	18,483	73,683
Residential CES at Redwood	122,362	190,970	198,487	214,241	215,675	197,431	156,723	206,553

Residential IGS	113,258	37,632	35,998	136,148	156,171	138,398	75,445	147,284
Commercial CES	106,314	183,446	184,491	185,358	188,672	199,302	144,880	193,987
Commercial loans	251	250	91	2,602	2,603	2,603	251	2,603
Residential loans	3,759	4,507	74,722	127,983	901,168	1,708,160	4,133	1,303,362
CDO	15,492	21,297	30,501	20,424	25,854	33,576	18,456	29,715
Other real estate investments	2,328	5,836	17,679	28,152	47,567	23,736	4,082	35,651
Real estate assets at Redwood	363,764	443,938	541,968	714,908	1,537,710	2,303,207	403,970	1,919,156

Earning assets at Acacia	982,169	1,439,913	3,339,339	3,326,899	3,141,675	2,735,805	1,211,041	2,939,977
Earning assets at Sequoia	6,483,475	6,895,529	7,254,340	7,745,341	7,331,308	6,995,987	6,689,503	7,163,647
Earning assets at Opportunity Fund	56,183	33,180	-	-	-	-	44,682	-

Cash and cash equivalents	311,052	402,584	385,683	406,094	290,869	244,816	356,818	268,779
Earning assets	8,196,643	9,215,144	11,521,330	12,193,242	12,301,562	12,279,814	8,706,014	12,291,559
Balance sheet mark-to-market adjustments	(84,038)	(103,808)	(608,634)	(101,733)	(4,924)	83,560	(93,922)	38,856
Earning assets - reported value	8,112,605	9,111,336	10,912,696	12,091,509	12,296,638	12,363,374	8,612,092	12,330,415
Other assets	60,876	120,971	(46,543)	140,795	391,830	502,605	90,923	448,674
Total assets	$ 8,173,481	$ 9,232,307	$ 10,866,153	$ 12,232,304	$ 12,688,468	$ 12,865,979	$ 8,703,015	$ 12,779,089

Short-term debt - Redwood	$ 4,904	$ 21,477	$ 26,871	$ 399,068	$ 1,515,988	$ 2,188,561	$ 13,191	$ 1,850,144
Sequoia ABS issued	6,349,661	6,745,556	7,161,634	7,430,521	7,125,947	6,845,355	6,547,610	7,005,954
Acacia ABS issued	986,915	1,456,506	3,381,924	3,401,359	2,820,328	2,492,698	1,221,711	2,640,150
Other liabilities	83,119	140,409	52,187	3,673	161,819	233,664	111,883	198,242
Long-term debt - Redwood	146,480	146,242	146,004	145,813	117,934	97,013	146,361	107,531
Total liabilities	7,571,079	8,510,190	10,768,620	11,380,435	11,742,015	11,857,291	8,040,756	11,802,021

Minority interest in Opportunity Fund	40,229	6,858	-	-	-	-	23,543	-

Core equity	646,211	819,067	706,167	953,602	951,378	925,128	732,639	938,212
Balance sheet mark-to-market adjustments	(84,038)	(103,808)	(608,634)	(101,733)	(4,924)	83,560	(93,923)	38,856
Total equity	562,173	715,259	97,533	851,869	946,454	1,008,688	638,716	977,068

Total liabilities and equity	$ 8,173,481	$ 9,232,307	$ 10,866,153	$ 12,232,304	$ 12,688,469	$ 12,865,979	$ 8,703,015	$ 12,779,089

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 8: Average Balance Sheet	69

Table 9A: Balances & Yields by Securities Portfolio at Redwood ($ in thousands)	70

	2008	2008	2007		2008	2008	2007
	Q2	Q1	Q4		Q2	Q1	Q4
Residential Prime CES				Commercial CES
Current face	$ 390,128	$ 537,214	$ 528,745	Current face	$ 517,615	$ 523,118	$ 523,156
Unamortized discount	(48,898)	(60,335)	(76,633)	Unamortized discount	(31,871)	(36,955)	(17,867)
Discount designated as credit reserve	(251,942)	(358,334)	(287,716)	Discount designated as credit reserve	(384,487)	(378,388)	(318,456)
Unrealized losses	(9,984)	(40,739)	(36,784)	Unrealized losses	(10,288)	(8,252)	(38,325)
Reported value	$ 79,304	$ 77,806	$ 127,612	Reported value	$ 90,969	$ 99,523	$ 148,508

Average amortized cost	$ 111,860	$ 164,621	$ 159,699	Average amortized cost	$ 106,314	$ 183,446	$ 184,491
Interest income	$ 11,939	$ 16,600	$ 19,534	Interest income	$ 4,155	$ 5,000	$ 4,955
Annualized interest income / average amortized cost	42.69%	40.34%	48.93%	Annualized interest income / average amortized cost	15.63%	10.90%	10.74%

Residential non-prime CES				CDO CES
Current face	$ 319,067	$ 240,997	$ 262,684	Current face	$ 22,470	$ 26,562	$ 26,501
Unamortized discount	(14,411)	(1,364)	(13,809)	Unamortized discount	(3,412)	(3,513)	(3,096)
Discount designated as credit reserve	(296,986)	(227,820)	(222,416)	Discount designated as credit reserve	(18,743)	(22,374)	(21,855)
Unrealized losses	(142)	(1,762)	(3,062)	Unrealized gains	10	10	822
Reported value	$ 7,528	$ 10,051	$ 23,397	Reported value	$ 325	$ 685	$ 2,372

Average amortized cost	$ 10,236	$ 24,637	$ 37,882	Average amortized cost	$ 693	$ 1,576	$ 1,678
Interest income	$ 2,367	$ 5,210	$ 4,769	Interest income	$ 223	$ 140	$ 129
Annualized interest income / average amortized cost	92.48%	84.59%	50.36%	Annualized interest income / average amortized cost	128.97%	35.53%	30.75%

Residential non-prime CES reported at Fair Value				CDO CES reported at Fair Value
Reported value	$ 357	$ 3,777	$ 11,199	Reported fair value	$ 75	$ -	$ -

Average fair value	$ 2,595	$ 6,413	$ 22,006	Average fair value	$ 124	$ -	$ -
Interest income	$ 71	$ 2,220	$ 1,307	Interest income	$ 33	$ -	$ -
Annualized interest income / average fair value	10.88%	138.48%	23.76%	Annualized interest income / average fair value	107.10%	-	-

Residential IGS				CDO IGS
Current face	$ 243,006	$ 43,695	$ 27,106	Current face	$ -	$ -	$ 73,050
Unamortized discount	(67,140)	(18,937)	(2,707)	Unamortized discount	-	-	(24,951)
Discount designated as credit reserve	(6,614)	(20)	(12,013)	Discount designated as credit reserve	-	-	-
Unrealized gains	(13,358)	(6,414)	(160)	Unrealized losses	-	-	(29,649)
Reported value	$ 155,894	$ 18,324	$ 12,226	Reported value	$ -	$ -	$ 18,450

Average amortized cost	$ 107,193	$ 10,357	$ 35,999	Average amortized cost	$ -	$ -	$ 28,823
Interest income	$ 3,162	$ 229	$ 1,065	Interest income	$ -	$ -	$ 807
Annualized interest income / average amortized cost	11.80%	8.84%	11.83%	Annualized interest income / average amortized cost	-	-	11.20%

Residential IGS reported at Fair Value				CDO IGS reported at Fair Value
Reported value	$ 4,570	$ 7,526	$ -	Reported fair value	$ 14,364	$ 15,504	$ -

Average fair value	$ 6,065	$ 27,274	$ -	Average fair value	$ 14,799	$ 19,721	$ -
Interest income	$ 680	$ 1,264	$ -	Interest income	$ 512	$ 707	$ -
Annualized interest income / average fair value	44.87%	18.54%	-	Annualized interest income / average fair value	13.84%	14.33%	-

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 9A: Balances & Yields by Securities Portfolio at Redwood

Table 9B: Balances & Yields by Securities Portfolio at Opportunity Fund ($ in thousands)

	2008	2008	2007
	Q2	Q1	Q4
Residential IGS
Current face	$ 67,558	$ 12,799	$ 4,149
Unamortized discount	(19,979)	(3,077)	(1,283)
Discount designated as credit reserve	(159)	-	-
Unrealized losses	(1,670)	(620)	260
Reported value	$ 45,750	$ 9,102	$ 3,126

Average amortized cost	$ 30,957	$ 5,437	$ 955
Interest income	$ 1,131	$ 400	$ 13
Annualized interest income / average amortized cost	14.61%	29.43%	5.45%

CDO CES
Current face	$ 22,300	$ -	$ -
Unamortized discount	(13,020)	-	-
Discount designated as credit reserve	-	-	-
Unrealized losses	(2,144)	-	-
Reported value	$ 7,136	$ -	$ -

Average amortized cost	$ 9,139	$ -	$ -
Interest income	$ 314	$ -	$ -
Annualized interest income / average amortized cost	13.74%	-	-

CDO IGS
Current face	$ 54,319	$ 89,645	$ 48,750
Unamortized discount	(25,951)	(58,959)	(30,825)
Discount designated as credit reserve	(15,000)	-	-
Unrealized gains	(515)	(4,146)	(5,850)
Reported value	$ 12,853	$ 26,540	$ 12,075

Average amortized cost	$ 16,087	$ 27,743	$ 5,975
Interest income	$ 903	$ 1,357	$ 173
Annualized interest income / average amortized cost	22.46%	19.57%	11.58%

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 9B: Balances & Yields by Securities Portfolio at Opportunity Fund	71

Table 10A: Securities Portfolio Activity at Redwood ($ in thousands)	72

	2008	2008	2007
	Q2	Q1	Q4
Residential Prime CES
Beginning balance	$77,806	$127,612	$132,055
Acquisitions	2,435	10,159	63,663
Transfer between portfolios	(3,395)	-	-
Sales	-	-	-
Principal payments	(13,421)	(14,590)	(14,633)
Discount amortization	5,511	9,490	12,521
Changes in fair value, net	10,368	(54,865)	(65,994)
Ending Balance	$79,304	$77,806	$127,612

Residential non-prime CES
Beginning balance	$13,828	$34,596	$69,994
Acquisitions	-	-	-
Upgrades / downgrades	207	953	8,273
Transfer between portfolios	3,395	(4,056)	(322)
Sales	-	-	-
Principal payments	(1,392)	(3,164)	(6,288)
Discount (premium) amortization	177	2,080	(64)
Changes in fair value, net	(8,330)	(16,581)	(36,997)
Ending balance	$7,885	$13,828	$34,596

Residential IGS
Beginning balance	$25,850	$12,226	$60,632
Acquisitions	147,320	28,048	2,575
Upgrades / downgrades	(207)	(953)	(8,273)
Transfer between portfolios	-	4,058	(14,576)
Sales	-	(0)	(20,171)
Principal payments	(4,193)	(1,702)	(1,094)
Discount amortization	1,499	63	209
Changes in fair value, net	(9,805)	(15,890)	(7,077)
Ending balance	$160,464	$25,850	$12,226

Residential Real Estate Loans
Beginning balance	$4,443	$4,533	$6,049
Acquisitions	-	-	-
Sales	-	-	-
Principal payments	(626)	(16)	(343)
Premium amortization	-	-	(779)
Transfers to REO	(40)	-	-
Changes in fair value, net	(82)	(74)	-
Ending balance	$3,695	$4,443	$4,533

	2008	2008	2007
	Q2	Q1	Q4
Commercial CES
Beginning balance	$99,523	$148,508	$156,991
Acquisitions	-	-	-
Upgrades / downgrades	-	-	-
Transfer between portfolios	-	-	20,995
Sales	-	-	(3,546)
Principal payments	-	-	-
Premium amortization	(2,123)	(1,523)	(1,582)
Changes in fair value, net	(6,431)	(47,462)	(24,350)
Ending Balance	$90,969	$99,523	$148,508

Commercial Real Estate Loans
Beginning balance	$252	$253	$249
Acquisitions	-	-	-
Sales	-	-	-
Principal payments	(2)	(2)	(2)
Discount amortization	1	1	6
Credit provision	-	-	-
Changes in fair value, net	-	-	-
Ending Balance	$251	$252	$253

CDO CES
Beginning balance	$685	$2,372	$4,136
Acquisitions	-	-	-
Upgrades / downgrades	150	-	1,000
Transfer between portfolios	-	-	-
Sales	-	-	-
Principal payments	16	30	(317)
Discount amortization	-	-	-
Changes in fair value, net	(451)	(1,716)	(2,447)
Ending Balance	$400	$685	$2,372

CDO IGS
Beginning balance	$15,504	$18,450	$5,223
Acquisitions	-	-	24,188
Upgrades / downgrades	(150)	-	(1,000)
Transfer between portfolios	-	-	(1,525)
Sales	-	-	-
Discount (premium) amortization	-	-	-
Changes in fair value, net	712	(2,945)	(8,436)
Ending Balance	$14,364	$15,504	$18,450

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 10A: Securities Portfolio Activity at Redwood

Table 10B: Portfolio Activity at Opportunity Fund ($ in thousands)

	2008	2008	2007
	Q2	Q1	Q4
Residential IGS
Beginning balance	$ 9,100	$ 3,126	$ -
Acquisitions	39,622	7,672	3,728
Transfer between portfolios	-	-	-
Sales	-	-	-
Principal payments	(2,660)	(1,137)	(862)
Discount amortization	738	319	-
Changes in fair value, net	(1,050)	(880)	260
Ending Balance	$ 45,750	$ 9,100	$ 3,126

CDO CES
Beginning balance	$ -	$ -	$ -
Acquisitions	-	-	-
Transfer between portfolios	6,913	-	-
Sales	-	-	-
Principal payments	-	-	-
Discount amortization	116	-	-
Changes in fair value, net	107	-	-
Ending balance	$ 7,136	$ -	$ -

CDO IGS
Beginning balance	$ 26,541	$ 12,075	$ -
Acquisitions	-	12,336	17,925
Transfer between portfolios	(6,913)	-	-
Sales	(5,469)	-	-
Principal payments	(3,027)	(9)	-
Discount amortization	340	435	-
Changes in fair value, net	1,380	1,704	(5,850)
Ending balance	$ 12,853	$ 26,541	$ 12,075

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 10B: Portfolio Activity at Opportunity Fund	73

Table 11: Managed Residential Loans Credit Performance ($ in thousands)	74

			Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection	Total Credit Protection as % of Loans (1)	Seriously Delinquent Loans (2)	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Losses To Securities Junior to Redwood's Interest	Redwood's Share of Net Charge-offs/ (Recoveries)	Redwood Credit Losses As % of Loans (Annualized)

Total Managed	Q2: 2006		$227,928,505	$445,028	$126,264	$571,292	0.25%	$441,430	0.19%	$1,464	-	$1,464	<0.01%
Residential	Q3: 2006		235,127,925	403,723	215,285	619,008	0.26%	658,262	0.28%	2,748	155	2,593	<0.01%
Portfolio	Q4: 2006		219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	5,058	196	4,862	0.01%
	2006		219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	12,272	351	11,921	0.01%
	Q1: 2007		245,080,031	412,717	355,855	768,572	0.31%	1,075,683	0.44%	5,776	325	5,451	0.01%
	Q2: 2007		227,973,546	469,492	356,374	825,866	0.36%	1,431,963	0.63%	12,157	471	11,686	0.02%
	Q3: 2007		219,465,992	466,034	335,699	801,733	0.37%	2,234,644	1.02%	17,553	8,682	8,871	0.03%
	Q4: 2007		256,923,033	695,130	342,009	1,037,139	0.40%	7,536,293	2.93%	44,529	32,533	11,996	0.07%
	2007		256,923,033	695,130	342,009	1,037,139	0.40%	7,536,293	2.93%	80,015	42,011	38,004	0.03%
	Q1: 2008	(3)	157,481,973	24,444	89,472	113,916	0.07%	4,698,037	2.98%	57,354	24,746	32,608	0.15%
	Q2: 2008		$151,769,594	$32,597	$63,141	$95,738	0.06%	$6,271,650	4.13%	$82,967	$13,890	$69,077	0.22%

Residential Real	Q2: 2006		$10,318,641	$19,450	-	$19,450	0.19%	$47,162	0.46%	$423	-	$423	<0.01%
Estate Loans	Q3: 2006		9,718,985	19,326	-	19,326	0.20%	61,447	0.63%	589	-	589	0.02%
	Q4: 2006		9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	711	-	711	0.02%
	2006		9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	2,148	-	2,148	0.02%
	Q1: 2007		8,582,964	19,954	-	19,954	0.23%	68,632	0.92%	1,646	-	1,646	0.08%
	Q2: 2007		8,256,759	16,416	-	16,416	0.20%	55,674	0.67%	6,038	-	6,038	0.29%
	Q3: 2007		7,546,529	15,195	-	15,195	0.20%	56,068	0.74%	2,728	-	2,728	0.14%
	Q4: 2007		7,106,018	18,282	-	18,282	0.26%	67,984	0.96%	1,886	-	1,886	0.11%
	2007		7,106,018	18,282	-	18,282	0.26%	67,984	0.96%	12,298	-	12,298	0.17%
	Q1: 2008	(3)	6,697,241	24,444	-	24,444	0.36%	83,966	1.25%	1,896	-	1,896	0.11%
	Q2: 2008		$6,322,568	$32,597	-	$32,597	0.52%	$118,139	1.87%	$1,908	-	$1,908	0.12%

Residential CES	Q2: 2006		$217,609,864	$425,578	$126,264	$551,842	0.25%	$394,268	0.18%	$1,041	-	$1,041	<0.01%
	Q3: 2006		225,408,940	384,397	215,285	599,682	0.27%	596,815	0.26%	2,159	155	2,004	<0.01%
	Q4: 2006		209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	4,347	196	4,151	<0.01%
	2006		209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	10,124	351	9,773	<0.01%
	Q1: 2007		236,497,067	392,763	355,855	748,618	0.32%	1,007,051	0.43%	4,130	325	3,805	<0.01%
	Q2: 2007		219,716,787	453,076	356,374	809,450	0.37%	1,376,289	0.63%	6,119	471	5,648	0.01%
	Q3: 2007		211,919,463	450,839	335,699	786,538	0.37%	2,178,576	1.03%	14,825	8,682	6,143	0.01%
	Q4: 2007		249,817,015	676,848	342,009	1,018,857	0.41%	7,468,309	2.99%	42,643	32,533	10,110	0.02%
	2007		249,817,015	676,848	342,009	1,018,857	0.41%	7,468,309	2.99%	67,717	42,011	25,706	0.01%
	Q1: 2008	(3)	150,784,732	0	89,472	89,472	0.06%	4,614,071	3.06%	55,458	24,746	30,712	0.08%
	Q2: 2008		$145,451,504	$0	$63,141	$63,141	0.04%	$6,153,511	4.23%	$81,059	$13,890	$67,169	0.18%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loans. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on our residential CES. The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts, the total credit protection would increase to 0.50% for residential CES compared to the 0.42% shown in the table above.

(2) The seriously delinquent loans amount for residential real estate loans excludes loans in REO which is included in our consolidated other assets. At June 30, 2008, REO totaled $23 million.

(3) As of January 1, 2008, balances only include CES and loans held at Redwood and loans held by Sequoia.

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 11: Managed Residential Loans Credit Performance

Table 12A: Residential Prime CES and Underlying Loan Characteristics at Redwood ($ in thousands)

	2008	2008	2007		2008	2008	2007
	Q2	Q1	Q4		Q2	Q1	Q4
AFS: Residential Prime CES				Southern CA	25%	26%	26%
Principal value	$ 390,128	$ 537,214	$ 528,745	Northern CA	23%	23%	23%
Unamortized discount	(48,898)	(60,335)	(76,633)	Florida	5%	6%	6%
Discount designated as credit reserve	(251,942)	(358,334)	(287,716)	New York	6%	6%	6%
Unrealized (loss) gain	(9,984)	(40,739)	(36,784)	Georgia	2%	2%	2%
Market value (reported value)	$ 79,304	$ 77,806	$ 127,612	New Jersey	3%	3%	3%
Market value / principal value	20%	14%	24%	Texas	3%	2%	2%
				Arizona	2%	2%	2%
FVO: Residential Prime CES				Illinois	3%	3%	3%
Market value	$ -	$ -	$ -	Colorado	2%	2%	2%
				Virginia	4%	4%	4%
Total Market Value (reported value)	$ 79,304	$ 77,806	$ 127,612	Other states	23%	22%	21%

Current Rating				Wtd Avg Original LTV	69%	69%	69%
BB	$ 29,714	$ 24,647	$ 49,935	Original LTV: 0 - 50	14%	13%	13%
B	20,928	21,538	41,150	Original LTV: 50.01 - 60	12%	12%	12%
Unrated	28,662	31,621	36,527	Original LTV: 60.01 - 70	22%	22%	22%
Total market value	$ 79,304	$ 77,806	$ 127,612	Original LTV: 70.01 - 80	49%	50%	50%
				Original LTV: 80.01 - 90	2%	2%	2%
Security Type				Original LTV: 90.01 - 100	1%	1%	1%
Option ARM	$ -	$ 6,841	$ 16,827	Unknown	0%	0%	0%
ARM	4,950	4,370	16,180
Hybrid	49,829	47,858	72,704	Wtd Avg FICO	748	736	736
Fixed	24,525	18,737	21,901	FICO: <= 600	0%	0%	0%
Total market value	$ 79,304	$ 77,806	$ 127,612	FICO: 601 - 620	0%	0%	0%
				FICO: 621 - 640	1%	1%	1%
AFS: Residential Prime CES				FICO: 641 - 660	2%	3%	3%
Coupon income	$ 6,428	$ 7,110	$ 7,013	FICO: 661 - 680	5%	5%	7%
Discount amortization	5,511	9,490	12,521	FICO: 681 - 700	9%	10%	10%
Total interest income	$ 11,939	$ 16,600	$ 19,534	FICO: 701 - 720	12%	13%	13%
				FICO: 721 - 740	14%	14%	14%
Average amortized cost	$ 111,860	$ 164,621	$ 159,699	FICO: 741 - 760	16%	16%	16%
				FICO: 761 - 780	19%	18%	18%
Coupon income %	22.98%	17.27%	17.57%	FICO: 781 - 800	14%	13%	14%
Discount amortization %	19.71%	23.06%	31.36%	FICO: >= 801	4%	4%	4%
Annualized interest income / avg. amt. cost	42.69%	40.34%	48.93%	Unknown	3%	3%	0%

FVO: Residential Prime CES				Conforming at Origination %	25%	25%	26%
Coupon income	$ -	$ -	$ -	> $1 MM %	8%	10%	10%
Average fair-value	$ -	$ -	$ -
Annualized interest income / avg. fair-value	-	-	-	2nd Home %	6%	6%	7%
				Investment Home %	1%	2%	2%

Underlying Loan Characteristics (Total)				Purchase	42%	42%	42%
				Cash Out Refi	21%	24%	25%
Number of loans	262,263	303,657	305,272	Rate-Term Refi	35%	33%	32%
Total loan face	$107,284,052	$127,183,501	$126,820,985	Construction	0%	0%	0%
Average loan size	$ 409	$ 419	$ 415	Other	0%	0%	1%

Year 2008 origination	0%	0%	0%	Full Doc	53%	49%	52%
Year 2007 origination	6%	8%	7%	No Doc	7%	7%	7%
Year 2006 origination	11%	13%	13%	Other Doc (Lim, Red, Stated, etc)	37%	41%	41%
Year 2005 origination	20%	22%	23%	Unkown	3%	3%	0%
Year 2004 origination and earlier	63%	56%	57%
				2-4 Family	1%	1%	0%
				Condo	11%	11%	2%
				Single Family	88%	87%	11%
				Other	0%	0%	87%

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 12A: Residential Prime CES and Underlying Loan Characteristics at Redwood	75

Table 12B: Residential Non-prime CES and Underlying Loan Characteristics at Redwood ($ in thousands)	76

	2008	2008	2007		2008	2008	2007
	Q2	Q1	Q4		Q2	Q1	Q4
AFS: Residential CES Non-prime				Southern CA	30%	27%	28%
Principal value	$ 319,067	$ 240,997	$ 262,684	Northern CA	22%	19%	19%
Unamortized discount	(14,411)	(1,364)	(13,809)	Florida	10%	11%	11%
Discount designated as credit reserve	(296,986)	(227,820)	(222,416)	New York	4%	3%	3%
Unrealized (loss) gain	(142)	(1,762)	(3,062)	Georgia	1%	1%	1%
Market value (reported value)	$ 7,528	$ 10,051	$ 23,397	New Jersey	3%	3%	3%
Market value / principal value	2%	4%	9%	Texas	1%	2%	2%
				Arizona	3%	4%	4%
FVO: Residential CES Non-prime				Illinois	2%	2%	2%
Market value	$ 357	$ 341	$ -	Colorado	2%	2%	2%
				Virginia	2%	3%	3%
Total market value (reported value)	$ 7,885	$ 10,392	$ 23,397	Other states	19%	23%	22%

Current Rating				Wtd Avg Original LTV	77%	80%	78%
BB	$ 459	$ 427	$ 2,901	Original LTV: 0 - 50	4%	3%	3%
B	1,356	2,220	7,642	Original LTV: 50.01 - 60	6%	5%	5%
Unrated	6,070	7,745	12,854	Original LTV: 60.01 - 70	18%	13%	14%
Total market value	$ 7,885	$ 10,392	$ 23,397	Original LTV: 70.01 - 80	60%	61%	60%
				Original LTV: 80.01 - 90	8%	13%	12%
Security Type				Original LTV: 90.01 - 100	3%	5%	5%
Option ARM	$ 6,744	$ 7,798	$ 19,644	Unknown	0%	0%	0%
ARM	-	116	151
Hybrid	1,085	1,962	2,903	Wtd Avg FICO	703	688	692
Fixed	56	516	699	FICO: <= 600	4%	6%	5%
Total market value	$ 7,885	$ 10,392	$ 23,397	FICO: 601 - 620	3%	4%	4%
				FICO: 621 - 640	6%	8%	7%
AFS: Residential CES Non-prime				FICO: 641 - 660	8%	11%	10%
Coupon income	$ 2,189	$ 3,216	$ 4,094	FICO: 661 - 680	12%	15%	15%
Discount amortization	177	2,079	1,153	FICO: 681 - 700	16%	15%	14%
Total interest income	$ 2,367	$ 5,295	$ 5,247	FICO: 701 - 720	14%	12%	12%
				FICO: 721 - 740	12%	10%	9%
Average amortized cost	$ 10,236	$ 25,772	$ 38,788	FICO: 741 - 760	11%	8%	8%
				FICO: 761 - 780	9%	6%	6%
Coupon income %	85.56%	49.91%	42.22%	FICO: 781 - 800	5%	4%	4%
Discount amortization %	6.92%	32.27%	11.89%	FICO: >= 801	1%	1%	5%
Annualized interest income / avg. amt. cost	92.48%	82.18%	54.11%	Unknown	0%	1%	1%

FVO: Residential CES Non-prime				Conforming at Origination %	41%	50%	49%
Coupon income	$ 71	$ 128	$ -	> $1 MM %	17%	12%	13%
Average fair-value	$ 2,595	$ 576	$ -
Annualized interest income / avg. fair-value	10.88%	88.89%	-	2nd Home %	6%	5%	6%
				Investment Home %	9%	10%	11%
Underlying Loan Characteristics
				Purchase	37%	38%	37%
Number of loans	103,292	74,301	73,658	Cash Out Refi	44%	43%	44%
Total loan face	$ 38,167,452	$ 23,601,231	$ 22,895,942	Rate-Term Refi	18%	18%	19%
Average loan size	$ 370	$ 318	$ 311	Construction	0%	0%	0%
				Other	0%	0%	0%
Year 2008 origination	0%	0%	0%
Year 2007 origination	26%	32%	26%	Full Doc	24%	27%	25%
Year 2006 origination	30%	29%	32%	No Doc	4%	1%	1%
Year 2005 origination	28%	22%	23%	Other Doc (Lim, Red, Stated, etc)	69%	66%	69%
Year 2004 origination and earlier	16%	17%	19%	Unknown/Not Categorized	4%	7%	5%

				2-4 Family	5%	5%	5%
				Condo	11%	10%	10%
				Single Family	85%	85%	84%
				Other	0%	0%	0%

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 12B: Residential Non-prime CES and Underlying Loan Characteristics at Redwood

Table 13: Residential Real Estate Loan Characteristics ($ in thousands)

	2008	2008	2007	2007	2007	2007	2006	2006	2006
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2

Residential Loans	$ 6,322,868	$ 6,702,726	$ 7,106,018	$ 7,546,529	$ 8,256,759	$ 8,582,964	$ 9,212,002	$ 9,718,985	$ 10,318,641
Number of loans	18,695	19,801	21,000	21,981	24,452	25,579	27,695	31,744	34,013
Average loan size	$ 338	$ 339	$ 338	$ 343	$ 338	$ 336	$ 333	$ 306	$ 303

Adjustable %	67%	67%	68%	69%	71%	79%	85%	89%	99%
Hybrid %	33%	33%	32%	31%	29%	20%	15%	11%	1%
Fixed %	0%	0%	0%	0%	0%	1%	0%	0%	0%

Amortizing %	5%	5%	5%	5%	5%	4%	3%	3%	1%
Interest-only %	95%	95%	95%	95%	95%	96%	97%	97%	99%
Negatively amortizing %	0%	0%	0%	0%	0%	0%	0%	0%	0%

Southern California	15%	15%	14%	15%	14%	14%	13%	12%	11%
Northern California	11%	11%	10%	10%	11%	10%	10%	10%	10%
Florida	13%	13%	13%	12%	12%	13%	12%	12%	13%
New York	6%	6%	6%	6%	6%	6%	6%	6%	6%
Georgia	4%	4%	4%	4%	4%	5%	5%	5%	5%
New Jersey	4%	4%	4%	4%	4%	4%	4%	4%	4%
Texas	4%	4%	5%	5%	5%	5%	5%	5%	5%
Arizona	3%	3%	4%	4%	4%	4%	4%	4%	4%
Illinois	3%	3%	3%	3%	3%	3%	3%	3%	2%
Colorado	3%	3%	3%	3%	3%	3%	4%	4%	4%
Virginia	3%	3%	3%	3%	3%	3%	3%	3%	3%
Other states (none greater than 3%)	30%	30%	31%	31%	31%	30%	31%	32%	33%

Year 2008 origination	0%	0%	0%	0%	0%	0%	0%	0%	0%
Year 2007 origination	13%	13%	13%	12%	11%	3%	0%	0%	0%
Year 2006 origination	21%	20%	20%	19%	18%	19%	17%	10%	0%
Year 2005 origination	5%	5%	5%	5%	5%	5%	5%	5%	5%
Year 2004 origination or earlier	61%	62%	62%	64%	66%	73%	78%	85%	95%

Wtd Avg Original LTV	69%	69%	69%	68%	68%	68%	68%	68%	68%
Original LTV: 0 - 50	15%	15%	15%	15%	15%	15%	16%	15%	15%
Original LTV: 50 - 60	11%	11%	11%	11%	11%	12%	12%	12%	12%
Original LTV: 60 - 70	19%	19%	19%	19%	20%	20%	20%	20%	21%
Original LTV: 70 - 80	49%	49%	48%	48%	47%	46%	45%	46%	45%
Original LTV: 80 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90 - 100	4%	4%	5%	5%	5%	5%	5%	5%	5%

Wtg Avg FICO	732	732	732	732	732	727	733	730	730
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 601 -620	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	1%	2%	1%	2%	2%	2%	1%	1%	1%
FICO: 641 -660	3%	3%	3%	3%	3%	3%	3%	3%	3%
FICO: 661 - 680	8%	7%	7%	7%	7%	7%	8%	8%	8%
FICO: 681 - 700	12%	12%	12%	12%	12%	12%	12%	12%	12%
FICO: 701 - 720	14%	13%	14%	13%	14%	14%	14%	14%	14%
FICO: 721 - 740	14%	13%	13%	13%	13%	13%	13%	14%	13%
FICO: 741 - 760	15%	15%	15%	15%	15%	15%	15%	15%	15%
FICO: 761 - 780	17%	17%	17%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	13%	13%	13%	13%	13%	12%	12%	12%	12%
FICO: >= 801	4%	4%	3%	4%	4%	3%	3%	2%	3%

Conforming balance at origination %	33%	34%	34%	35%	35%	37%	38%	41%	45%
% balance in loans > $1mm per loan	15%	15%	15%	15%	15%	16%	18%	14%	14%

2nd home %	11%	11%	11%	11%	11%	11%	11%	11%	11%
Investment home %	3%	3%	3%	3%	3%	3%	3%	3%	3%

Purchase	36%	36%	36%	36%	35%	35%	34%	34%	33%
Cash out refinance	32%	32%	32%	32%	32%	31%	32%	32%	32%
Rate-term refinance	30%	30%	30%	31%	31%	32%	32%	32%	34%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	2%	2%	2%	2%	2%	2%	2%	2%	1%

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 13: Residential Real Estate Loan Characteristics	77

Table 14: Commercial Real Estate Loans Credit Performance ($ in thousands)	78

			Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (2)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Third Parties' Share of Net Charge-offs/ (Recoveries)	Redwood's Share of Net Charge-offs/ (Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed Commercial	2005		$46,825,453	$149,947	$714,168	$864,115	1.85%	40,916	0.09%	$1,587	$1,272	$315	0.00%
Portfolio	Q1: 2006		48,366,213	175,913	645,675	821,588	1.70%	38,124	0.08%	90	55	35	0.00%
	Q2: 2006		51,635,796	200,275	653,476	853,751	1.65%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006		58,106,355	266,523	678,489	945,012	1.63%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006		57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	1,156	1,132	24	0.01%
	2006		57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	4,876	4,355	521	0.03%
	Q1: 2007		57,450,042	304,955	551,917	856,872	1.49%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007		63,626,147	321,234	584,706	905,940	1.42%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007		65,030,244	320,987	577,447	898,434	1.38%	181,473	0.28%	680	408	272	0.00%
	Q4: 2007		61,776,102	328,945	427,868	756,813	1.23%	183,093	0.30%	1,952	1,171	781	0.01%
	2007		61,776,102	328,945	427,868	756,813	1.23%	183,093	0.30%	5,392	3,026	2,366	0.01%
	Q1: 2008	(1)	54,746,581	389,014	63,299	452,313	0.83%	227,494	0.42%	42	4	38	0.00%
	Q2: 2008		$49,370,254	$395,113	$63,297	$458,410	0.93%	$390,117	0.79%	$13,756	$8,254	$5,502	0.03%

Commercial Real Estate	2005		$70,091	$8,141	$0	$8,141	11.61%	-	0.00%	$315	$0	$315	0.45%
Loans	Q1: 2006		65,508	8,141	-	8,141	12.43%	-	0.00%	35	-	35	0.21%
	Q2: 2006		46,959	8,141	-	8,141	17.34%	-	0.00%	-	-	-	0.00%
	Q3: 2006		42,384	8,141	-	8,141	19.21%	-	0.00%	-	-	-	0.00%
	Q4: 2006		38,360	8,141	-	8,141	21.22%	-	0.00%	-	-	-	0.00%
	2006		38,360	8,141	-	8,141	21.22%	-	0.00%	35	-	35	0.36%
	Q1: 2007		38,394	10,489	-	10,489	27.32%	-	0.00%	-	-	-	0.00%
	Q2: 2007		38,311	10,489	-	10,489	27.38%	-	0.00%	-	-	-	0.00%
	Q3: 2007		38,224	10,489	-	10,489	34.07%	-	0.00%	-	-	-	0.00%
	Q4: 2007		38,111	10,489	-	10,489	27.52%	-	0.00%	-	-	-	0.00%
	2007		38,111	10,489	-	10,489	27.52%	-	0.00%	-	-	-	0.00%
	Q1: 2008	(1)	10,645	10,626	-	10,626	99.82%	-	0.00%	-	-	-	0.00%
	Q2: 2008		$10,643	$10,626	$0	$10,626	99.84%	$0	0.00%	$0	$0	$0	0.00%

Commercial CES	2005		$46,755,362	$141,806	$714,168	$855,974	1.83%	40,916	0.09%	$1,272	$1,272	$0	0.00%
	Q1: 2006		48,300,705	167,772	645,675	813,447	1.68%	38,124	0.08%	55	55	-	0.00%
	Q2: 2006		51,588,837	192,134	653,476	845,610	1.64%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006		58,063,971	258,382	678,489	936,871	1.61%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006		57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	1,156	1,132	24	0.01%
	2006		57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	4,841	4,355	486	0.01%
	Q1: 2007		57,411,648	294,466	551,917	846,383	1.47%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007		63,587,836	310,745	584,706	895,451	1.41%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007		64,999,460	310,498	577,447	887,945	1.37%	181,473	0.28%	680	408	272	0.00%
	Q4: 2007		61,737,991	318,456	427,868	746,324	1.21%	183,093	0.30%	1,952	1,171	781	0.01%
	2007		61,737,991	318,456	427,868	746,324	1.21%	183,093	0.30%	5,392	3,026	2,366	0.01%
	Q1: 2008	(1)	54,735,936	378,388	63,299	441,687	0.81%	227,494	0.42%	42	4	38	0.00%
	Q2: 2008		$49,359,611	$384,487	$63,297	$447,784	0.91%	$390,117	0.79%	$13,756	$8,254	$5,502	0.03%

(1) As of January 1, 2008 balances includes loans and CES held by Redwood only.

(2) The credit reserve on commercial real estate loans is only available to absorb losses on our commercial real estate loan portfolio. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on the commercial CES. The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts, the total credit protection would increase to 1.31% for commercial CES compared to the 0.91% shown in the table above.

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 14: Commercial Real Estate Loans Credit Performance

Table 15: Commercial CES Underlying Loan Characteristics at Redwood ($ in thousands)

	2008	2008
	Q2	Q1

Commercial CES Loans	$49,359,611	$54,735,936
Number of loans	3,351	3,407
Average face value	$14,758	$14,629

State Distribution
CA	15%	15%
NY	13%	13%
TX	9%	9%
VA	5%	5%
FL	6%	6%
Other	52%	52%

Property Type Distribution
Office	39%	39%
Retail	28%	28%
Multi-family	16%	16%
Hospitality	7%	7%
Self-storage	3%	3%
Industrial	4%	4%
Other	4%	4%

Weighted average LTV	70%	70%

Weighted average debt service coverage ratio	1.62	1.60

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 15: Commercial CES Underlying Loan Characteristics at Redwood	79

Table 16A: Securities Portfolios Credit Rating and Collateral Type at Redwood ($ in millions)	80

Redwood	CURRENT RATING AT 6/30/2008
At June 30, 2008:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$181	$18	$48	$23	$13	$30	$21	$28
Residential non-prime	66	57	-	-	1	-	1	7
Other real estate investments	0	-	-	-	-	-	-	-
Commercial	91	-	-	-	-	14	12	65
CDO	15	6	8	-	1	-	-	-
Total securities portfolio market value	$353	$81	$56	$23	$15	$44	$34	$100

Redwood	CURRENT RATING AT 3/31/2008
At March 31, 2008:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$98	$1	$4	$10	$5	$25	$22	$31
Residential non-prime	16	2	-	1	3	-	2	8
Other real estate investments	3	-	-	-	-	1	1	1
Commercial	100	-	-	-	-	14	13	73
CDO	17	8	8	-	1	-	-	-
Total securities portfolio market value	$234	$11	$12	$11	$9	$40	$38	$113

Redwood	CURRENT RATING AT 12/31/2007
At December 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$128	$0	$1	$0	$0	$50	$40	$37
Residential non-prime	35	9	-	-	2	3	8	13
Other real estate investments	12	1	-	1	2	2	3	3
Commercial	148	-	-	-	-	26	24	98
CDO	21	12	6	-	1	1	-	1
Total securities portfolio market value	$344	$22	$7	$1	$5	$82	$75	$152

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 16A: Securities Portfolios Credit Rating and Collateral Type at Redwood

Table 16B: Securities Portfolios Collateral Type at the Opportunity Fund ($ in millions)

Opportunity Fund	CURRENT RATING AT 06/30/2008
At June 30, 2008:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1	$1	$0	$0	$0	$0	$0	$0
Residential non-prime	45	31	9	5	-	-	-	-
Other real estate investments	-	-	-	-	-	-	-	-
Commercial	-	-	-	-	-	-	-	-
CDO	20	-	11	-	2	-	7	-
Total securities portfolio market value	$66	$32	$20	$5	$2	$0	$7	$0

Opportunity Fund	CURRENT RATING AT 3/31/2008
At March 31, 2008:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$0	$0	$0	$0	$0	$0	$0	$0
Residential non-prime	9	-	5	4	-	-	-	-
Other real estate investments	-	-	-	-	-	-	-	-
Commercial	-	-	-	-	-	-	-	-
CDO	27	7	10	2	8	-	-	-
Total securities portfolio market value	$36	$7	$15	$6	$8	$0	$0	$0

Opportunity Fund	CURRENT RATING AT 3/31/2008
At December 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$0	$0	$0	$0	$0	$0	$0	$0
Residential non-prime	3	-	-	3	-	-	-	-
Other real estate investments	-	-	-	-	-	-	-	-
Commercial	-	-	-	-	-	-	-	-
CDO	12	6	6	-	-	-	-	-
Total securities portfolio market value	$15	$6	$6	$3	$0	$0	$0	$0

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 16B: Securities Portfolios Collateral Type at the Opportunity Fund	81

Table 17A: Securities at Redwood Market Value as a % of Principal ($ in millions)	82

	<=2004		2005		2006		2007		2008		Total
	Value	%	Value	%	Value	%	Value	%	Value	%	Value	%

Prime
Resi - IGS
AAA	$1	93%	$4	79%	$13	76%	$ -	-	$ -	-	$18	78%
AA	19	76%	21	69%	-	-	4	70%	4	70%	48	72%
A	13	59%	-	-	8	50%	-	-	2	55%	23	55%
BBB	10	49%	2	30%	-	-	-	-	1	28%	13	42%
Resi - IGS Total	43	63%	27	64%	21	63%	4	70%	7	53%	102	63%

Resi - CES
BB	16	35%	8	27%	2	26%	3	19%	1	19%	30	29%
B	17	38%	1	8%	1	14%	2	8%	-	-	21	24%
NR	23	16%	3	4%	1	2%	1	3%	-	-	28	9%
Resi - CES Total	56	24%	12	10%	4	5%	6	7%	1	19%	79	20%

Total Prime	$99	33%	$39	23%	$25	26%	$10	12%	$8	32%	$181	27%

Nonprime
Resi - IGS
AAA	$ -	-	$29	62%	$13	67%	$15	58%	$ -	-	$58	62%
BBB	-	-	-	-	-	-	1	50%	-	-	1	50%
Resi - IGS Total	-	-	29	62%	13	67%	16	58%	-	-	58	62%

Resi - CES
B	1	5%	-	-	-	-	1	3%	-	-	2	5%
NR	2	13%	2	6%	1	2%	1	2%	-	-	7	3%
Resi - CES Total	3	13%	2	6%	1	2%	2	2%	-	-	8	3%

Total Nonprime	$3	13%	$31	44%	$14	21%	$18	13%	$ -	-	$66	22%

CMBS
Comm - CES
BB	5	55%	-	-	$6	26%	$3	21%	$ -	-	$14	30%
B	-	-	-	-	8	21%	5	19%	-	-	13	20%
NR	10	23%	17	14%	32	16%	5	14%	-	-	65	16%
Comm - CES Total	15	29%	17	14%	45	17%	14	17%	-	-	91	18%

Total CMBS	$15	29%	$17	14%	$45	17%	$14	17%	$ -	-	$91	18%

CDO
CDO - IGS
AAA	$ -	-	$6	34%	$ -	-	$ -	-	$ -	-	$6	34%
AA	8	58%	-	-	-	-	-	-	-	-	8	58%
BBB	-	-	-	-	-	-	1	3%	-	-	1	3%
CDO - IGS Total	8	58%	6	34%	-	-	1	3%	-	-	15	26%

Total CDO	$8	58%	$6	34%	$ -	-	$1	3%	$ -	-	$15	26%

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 17A: Securities at Redwood Market Value as a % of Principal

Table 17B: Securities at Opportunity Fund Market Value as a % of Principal ($ in millions)

	<=2004		2005		2006		2007		2008		Total
	Value	%	Value	%	Value	%	Value	%	Value	%	Value	%

Prime
Resi - IGS
AAA	$1	85%	$ -	-	$ -	-	$ -	-	$ -	-	$1	85%
Resi - IGS Total	1	85%	-	-	-	-	-	-	-	-	1	85%

Total Prime	$1	85%	$ -	-	$ -	-	$ -	-	$ -	-	$1	85%

Nonprime
Resi - IGS
AAA	$12	68%	$15	64%	4	60%	$ -	-	$ -	-	$31	65%
AA	8	84%	1	50%	-	-	-	-	-	-	9	82%
A	5	62%	-	-	-	-	-	-	-	-	5	62%
Resi - IGS Total	25	71%	16	64%	4	60%	-	-	-	-	45	67%

Total Nonprime	$25	71%	$16	64%	$4	60%	$ -	-	$ -	-	$45	67%

CDO
CDO - IGS
AA	2	58%	9	27%	-	-	-	-	-	-	11	30%
BBB	2	11%	-	-	-	-	-	-	-	-	2	11%
CDO - IGS Total	4	19%	9	27%	-	-	-	-	-	-	13	24%

CDO - CES
B	7	32%	-	-	-	-	-	-	-	-	7	32%
CDO - CES Total	7	32%	-	-	-	-	-	-	-	-	7	32%

Total CDO	$11	25%	$9	27%	$ -	-	$ -	-	$ -	-	$20	26%

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 17B: Securities at Opportunity Fund Market Value as a % of Principal	83

Table 17C: Securities at Acacia Market Value as a % of Principal ($ in millions)	84

	<=2004		2005		2006		2007		2008		Total
	Value	%	Value	%	Value	%	Value	%	Value	%	Value	%

Prime
Resi - IGS
AAA	$8	89%	$7	75%	$3	60%	$ -	-	-	-	$18	77%
AA	37	73%	7	36%	7	65%	1	35%	-	-	52	57%
A	19	51%	17	44%	10	43%	2	30%	-	-	48	45%
BBB	10	44%	23	26%	4	26%	15	35%	-	-	52	39%
Resi - IGS Total	$74	64%	54	46%	24	45%	18	34%	-	-	170	52%

Resi - CES
BB	29	36%	15	29%	6	24%	2	22%	-	-	52	31%
B	4	30%	1	3%	3	10%	-	-	-	-	8	10%
NR	-	-	-	-	2	4%	-	-	-	-	2	4%
Resi - CES Total	33	35%	16	18%	11	11%	2	22%	-	-	62	20%

Total Prime	$107	51%	$70	35%	$35	23%	$20	31%	-	-	$232	37%

Alt-A
Resi - IGS
AAA	$7	68%	$7	77%	$68	54%	$41	49%	-	-	$123	54%
AA	7	32%	9	14%	8	16%	2	6%	-	-	26	16%
A	4	23%	2	3%	4	9%	1	6%	-	-	11	7%
BBB	2	19%	6	4%	1	4%	2	4%	-	-	11	5%
Resi - IGS Total	20	33%	24	8%	81	33%	46	26%	-	-	171	22%

Resi - CES
BB	4	11%	3	6%	2	4%	3	5%	-	-	12	6%
B	1	9%	4	6%	5	4%	3	4%	-	-	13	5%
NR	-	-	1	5%	10	4%	5	7%	-	-	16	4%
Resi - CES Total	5	9%	8	6%	17	4%	11	6%	-	-	41	5%

Total Alt-A	$25	22%	$32	7%	$98	14%	$57	15%	-	-	$212	13%

Subprime
Resi - IGS
AAA	$ -	-	$ -	-	$ -	-	$7	77%	-	-	$7	77%
	28	67%	39	82%	2	31%	1	11%	-	-	70	68%
A	24	63%	6	40%	-	-	-	-	-	-	30	56%
BBB	25	65%	7	64%	1	7%	-	-	-	-	33	54%
Resi - IGS Total	77	65%	52	70%	3	17%	8	54%	-	-	140	62%

Resi - CES
BB	6	50%	-	-	-	-	-	-	-	-	6	50%
B	1	9%	-	-	1	6%	-	-	-	-	2	6%
NR	-	-	-	-	2	3%	2	4%	-	-	4	3%
Resi - CES Total	7	44%	-	-	3	3%	2	4%	-	-	12	9%

Total Subprime	$84	63%	$52	70%	$6	6%	$10	16%	-	-	$152	42%

CMBS
Comm - IGS
AAA	$ -	-	$8	87%	$2	88%	$ -	-	-	-	$10	87%
AA	1	65%	-	-	-	-	-	-	-	-	1	65%
A	11	68%	2	46%	-	-	-	-	-	-	13	64%
BBB	14	70%	23	47%	1	41%	-	-	-	-	38	53%
Comm - IGS Total	26	69%	33	50%	3	55%	-	-	-	-	62	56%

Comm - CES
BB	19	44%	28	36%	29	29%	2	22%	-	-	78	34%
B	3	37%	13	34%	13	27%	-	-	-	-	29	31%
NR	-	-	2	41%	5	22%	-	-	-	-	7	25%
Comm - CES Total	22	42%	43	36%	47	28%	2	22%	-	-	114	33%

Total CMBS	$48	53%	$76	42%	$50	28%	$2	22%	-	-	$176	39%

CDO
CDO - IGS
AAA	$3	41%	$2	22%	$ -	-	$ -	-	-	-	$5	32%
AA	3	17%	1	9%	-	-	1	40%	-	-	5	18%
A	11	36%	2	50%	1	11%	1	20%	-	-	15	30%
BBB	12	39%	2	12%	5	24%	2	24%	-	-	21	28%
CDO - IGS Total	29	35%	7	16%	6	19%	4	27%	-	-	46	27%

CDO - CES
BB	-	-	2	13%	1	20%	-	-	-	-	3	13%
B	1	11%	-	-	-	-	-	-	-	-	1	11%
CDO - CES Total	1	11%	2	13%	1	20%	-	-	-	-	4	12%

Total CDO	$30	29%	$9	16%	$7	19%	$4	27%	-	-	$50	21%

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 17C: Securities at Acacia Market Value as a % of Principal

Table 18: Components of Book Value March 31, 2008 ($ in millions, except per share data)

				Management's
				Estimate of
				Economic
	As Reported			Value
Real estate securities (excluding Sequoia and Acacia)
Residential	$126			$126
Commercial	100			100
CDO	42			42
Subtotal real estate securities	268			268

Cash and cash equivalents	257			257
Investments in Sequoia	146	(54)	(a)	92
Investments in Acacia	68	(19)	(b)	49
Other assets/liabilities, net (d)	(4)			(4)
Subordinated notes	(150)	78	(c)	(72)
Stockholders' Equity	$585			$ 590

Book Value Per Share	$17.89			$ 18.04

(a) Our actual Sequoia investments consist of CES, IGS, and IOs acquired by Redwood from the Sequoia entities. We calculated the $92 million estimate of economic value for these securities using the same valuation process that we followed to fair value all other real estate securities. In contrast, the $146 million of GAAP carrying value of these investments represents the difference between residential real estate loans owned by the Sequoia entities and the asset-backed securities (ABS) issued by those entities to third party investors. We account for these loans and ABS issued at cost, not at fair value. This is the primary reason for the $54 million disparity between the GAAP carrying value and our estimate of economic value.

(b) Our actual Acacia investments consist of equity interests, and to a lesser extent ABS issued, that we acquired from the Acacia entities. The $49 million estimate of economic value of our investment interests in the Acacia entities represents the net present value of projected cash flows from our Acacia investments and management fees discounted at 45%, except for the Acacia ABS issued that we recently repurchased at substantial discounts from face value, which are valued at cost. The reason for the difference between economic and GAAP carrying values is complex and relates to a significant difference in valuation methodology. This difference is discussed in detail in the Investments in Acacia section in this Review.

(c) We have issued $150 million of 30-year subordinated notes at an interest rate of LIBOR plus 225 basis points. Under GAAP, these notes are carried at cost. Economic value is difficult to estimate with precision as the market of the notes is currently inactive. We estimated the $72 million economic value using the same valuation process used to fair value our other financial assets and liabilities. Estimated economic value is $78 million lower than our GAAP carrying value because given the significant overall contraction in credit availability and re-pricing of credit risk, if we had issued these subordinated notes at March 31, 2008, investors would have required a substantially higher interest rate.

(d) Other assets/liabilities, net are comprised of real estate loans of $5 million, restricted cash of $11 million, and other assets of $24 million, less Redwood debt of $2 million, dividend payable of $25 million, and other liabilities of $17 million.

THE REDWOOD REVIEW 2ND QUARTER 2008	Table 18: Components of Book Value March 31, 2008	85

Redwood Trust Corporate Information

Executive Officers:

George E. Bull, III
Chairman of the Board and
Chief Executive Officer

Douglas B. Hansen
President

Martin S. Hughes
Chief Financial Officer and
Co-Chief Operating Officer

Brett D. Nicholas
Chief Investment Officer and
Co-Chief Operating Officer

Harold F. Zagunis
Managing Director and
Controller

Stock Listing:
The Company’s common stock is traded
on the New York Stock Exchange under
the symbol RWT

Corporate Office:
One Belvedere Place, Suite 300
Mill Valley, California 94941
Telephone: 415-389-7373

Investor Relations:
Paula Kwok
IR Hotline: 866-269-4976
Telephone: 415-389-7373
Email: investorrelations@redwoodtrust.com

Directors:

George E. Bull, III
Chairman of the Board and
Chief Executive Officer

Douglas B. Hansen
President

Richard D. Baum
Executive Director,
California Commission for
Economic Development

Thomas C. Brown
CEO, Urban Bay Properties, Inc.

Mariann Byerwalter
Chairman, JDN Corporate
Advisory, LLC

Greg H. Kubicek
President, The Holt Group, Inc.

Georganne C. Proctor
Executive Vice President and
Chief Financial Officer, TIAA-CREF

Charles J. Toeniskoetter
Chairman, Toeniskoetter & Breeding, Inc.
Development

David L. Tyler
Private Investor

Transfer Agent:
Computershare
2 North LaSalle Street
Chicago, IL 60602
Telephone: 888-472-1955

For more information about Redwood Trust, please visit our website at: www.redwoodtrust.com